                                                                     EXHIBIT 4.7


================================================================================

                 STERLING FIBERS, INC., a Debtor-in-Possession,

                                   Mortgagor,

                                       to

                       THE CIT GROUP/BUSINESS CREDIT, INC.
                            as Administrative Agent,

                                    Mortgagee

                                   ----------

                    CURRENT ASSETS SECURED PARTIES MORTGAGE,
                         ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                   ----------

                           Dated as of July 19, 2001

           This instrument affects certain real and personal property located in Santa Rosa County,
                                State of Florida.

================================================================================

                              Record and return to:

                                 Baker Botts LLP
                           2001 Ross Avenue, Suite 600
                               Dallas, Texas 75201
                       Attention: R. Christian Brose, Esq.

This instrument was prepared by the above-named attorney.

Notice:  This instrument contains inter alia obligations which may provide for:

         (a)      a variable rate of interest and/or

         (b) future and/or revolving credit advances or as advances, which when made, shall have the same priority as advances or as advances made on the date hereof whether or not (i) any advances or as advances were made on the date hereof and (ii) any indebtedness is outstanding at the time any advance or re-advance is made.

         Notwithstanding anything to the contrary contained herein, the maximum principal indebtedness secured under any contingency by this instrument shall in no event exceed $125,000,000.

         Pursuant to the procedure set forth in Florida Department of Revenue Regulation 12B-4.053(32)(c) the documentary stamp tax due on the indebtedness secured hereby is $50,855.00 which is based on a value of the Florida real estate secured hereby in the amount of $14,530,000.00 and based on the hereinafter calculations.

         Based on the valuations of the collateral as a ratio set forth in the Florida Department of Revenue Regulation 12C-2.004(2) the intangible tax due on the indebtedness secured and allocated to Florida real estate is $2,964.56. This is based upon a total value for all Florida real estate of $14,530,000.00 and the value of all collateral in the amount of $1,225,309,000.00.

         CALCULATIONS:

         $14,530,000       X        $125,000,000     =        $1,482,279.16
         -----------                                          -------------
         $1,225,309,000.00

         $1,482,279.16     X        .002    =        $2,964.56
                                                     ---------

         The calculations used for computing documentary stamp taxes and intangible taxes are based upon present valuations as agreed by the parties and in no way limit the Mortgagee's right or ability to fully recover on the indebtedness secured hereby.

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
SECTION 1.1.        Payment of Secured Obligations.....................................................I-1-B-5
SECTION 1.2.        Title to Collateral, etc...........................................................I-1-B-5
SECTION 1.3.        Intentionally Omitted..............................................................I-1-B-6
SECTION 1.4.        Recordation........................................................................I-1-B-6
SECTION 1.5.        Payment of Impositions, etc........................................................I-1-B-6
SECTION 1.6.        Insurance and Legal Requirements...................................................I-1-B-6
SECTION 1.7.        Security Interests, etc............................................................I-1-B-7
SECTION 1.8.        Permitted Contests.................................................................I-1-B-7
SECTION 1.9.        Leases.............................................................................I-1-B-8
SECTION 1.10.       Compliance with Instruments........................................................I-1-B-8
SECTION 1.11.       Maintenance and Repair, etc........................................................I-1-B-8
SECTION 1.12.       Alterations, Additions, etc........................................................I-1-B-8
SECTION 1.13.       Acquired Property Subject to Lien..................................................I-1-B-9
SECTION 1.14.       Assignment of Rents, Proceeds, etc.................................................I-1-B-9
SECTION 1.15.       No Claims Against the Mortgagee...................................................I-1-B-10
SECTION 1.16.       Indemnification...................................................................I-1-B-10
SECTION 1.17.       No Credit for Payment of Taxes....................................................I-1-B-11
SECTION 1.18.       Intentionally Omitted.............................................................I-1-B-11
SECTION 1.19.       No Transfer of the Property.......................................................I-1-B-11
SECTION 1.20.       Security Agreement................................................................I-1-B-11
SECTION 1.21.       Representations and Warranties....................................................I-1-B-12
SECTION 1.22.       Mortgagor's Covenants.............................................................I-1-B-12
SECTION 1.23.       Attornment........................................................................I-1-B-13
SECTION 2.1.        Insurance.........................................................................I-1-B-13
SECTION 2.1.1.      Risks to be Insured...............................................................I-1-B-13
SECTION 2.1.2.      Policy Provisions.................................................................I-1-B-14
SECTION 2.1.3.      Delivery of Policies, etc.........................................................I-1-B-14
SECTION 2.1.4.      Separate Insurance................................................................I-1-B-15
SECTION 2.2.        Damage, Destruction or Taking; Mortgagor to Give Notice; Assignment of Awards.....I-1-B-15
SECTION 2.3.        Application of Proceeds and Awards................................................I-1-B-15
SECTION 2.4.        Total Taking and Total Destruction................................................I-1-B-16
SECTION 3.1.        Events of Default; Acceleration...................................................I-1-B-17
SECTION 3.2.        Legal Proceedings; Judicial Foreclosure...........................................I-1-B-17
SECTION 3.3.        Power of Sale.....................................................................I-1-B-17
SECTION 3.4.        Uniform Commercial Code Remedies..................................................I-1-B-18
SECTION 3.5.        Mortgagee Authorized to Execute Deeds, etc........................................I-1-B-18
SECTION 3.6.        Purchase of Collateral by Mortgagee...............................................I-1-B-18
SECTION 3.7.        Receipt a Sufficient Discharge to Purchaser.......................................I-1-B-19
SECTION 3.8.        Waiver of Appraisement, Valuation, etc............................................I-1-B-19

                                                                                                           Page
                                                                                                           ----
SECTION 3.9.        Sale a Bar Against Mortgagor............................................................I-1-B-19
SECTION 3.10.       Secured Obligations to Become Due on Sale...............................................I-1-B-19
SECTION 3.11.       Application of Proceeds of Sale and Other Moneys........................................I-1-B-19
SECTION 3.12.       Appointment of Receiver.................................................................I-1-B-20
SECTION 3.13.       Possession, Management and Income.......................................................I-1-B-20
SECTION 3.14.       Right of Mortgagee to Perform Mortgagor's Covenants, etc................................I-1-B-21
SECTION 3.15.       Subrogation.............................................................................I-1-B-21
SECTION 3.16.       Remedies, etc., Cumulative..............................................................I-1-B-21
SECTION 3.17.       Provisions Subject to Applicable Law....................................................I-1-B-21
SECTION 3.18.       No Waiver, etc..........................................................................I-1-B-22
SECTION 3.19.       Compromise of Actions, etc..............................................................I-1-B-22
SECTION 4.1          Terms Defined in this Mortgage.........................................................I-1-B-22
SECTION 4.2.        Use of Defined Terms....................................................................I-1-B-24
SECTION 4.3.        Credit Agreement Definitions............................................................I-1-B-24
SECTION 5.1.        Further Assurances; Financing Statements................................................I-1-B-24
SECTION 5.1.1.      Further Assurances......................................................................I-1-B-24
SECTION 5.1.2.      Financing Statements....................................................................I-1-B-25
SECTION 5.2.        Additional Security.....................................................................I-1-B-25
SECTION 5.3.        Defeasance; Partial Release, etc........................................................I-1-B-25
SECTION 5.3.1.      Defeasance..............................................................................I-1-B-25
SECTION 5.3.2.      Partial Release, etc....................................................................I-1-B-25
SECTION 5.4.        Notices, etc............................................................................I-1-B-25
SECTION 5.5.        Waivers, Amendments, etc................................................................I-1-B-25
SECTION 5.6.        Cross-References........................................................................I-1-B-26
SECTION 5.7.        Headings................................................................................I-1-B-26
SECTION 5.8.        Currency................................................................................I-1-B-26
SECTION 5.9.        Governing Law...........................................................................I-1-B-26
SECTION 5.10.       Successors and Assigns, etc.............................................................I-1-B-26
SECTION 5.11.       Waiver of Jury Trial; Submission to Jurisdiction........................................I-1-B-26
SECTION 5.12.       Severability; Conflicts.................................................................I-1-B-27
SECTION 5.13.       Loan Document...........................................................................I-1-B-27
SECTION 5.14.       Usury Savings Clause....................................................................I-1-B-27
SECTION 5.15.       Future Advances.........................................................................I-1-B-28
SECTION 5.16.       Mortgage Subject to Revolver Intercreditor Agreement....................................I-1-B-28


Schedule 1         Legal Description of the Land
Schedule 2         Permitted Encumbrances

    CURRENT ASSETS SECURED PARTIES MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

         THIS CURRENT ASSETS SECURED PARTIES MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING, dated as of July 19, 2001 (this "Mortgage"), made by STERLING FIBERS, INC., a Delaware corporation (the "Mortgagor"), having an address at 1200 Smith, Suite 1900, Houston, Texas 77002-4312 to THE CIT GROUP/BUSINESS CREDIT, INC., having an address at 5420 LBJ Freeway, Suite 200, Dallas, Texas 75240, as the Administrative Agent under the Credit Agreement referred to below (together with its successors and assigns from time to time acting as Administrative Agent for each of the Current Assets Secured Parties under such Credit Agreement, the "Mortgagee").

                                WITNESSETH THAT:

         WHEREAS, Mortgagor has elected to file a voluntary petition with the United States Bankruptcy Court for the Southern District of Texas and has continued in possession of its assets and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         WHEREAS, the Mortgagor is on the date of delivery hereof the owner of fee title (or easement or leasehold title if otherwise indicated on Schedule 1 hereto) to the parcel of land described in Schedule 1 hereto (the "Land") and of the Improvements (such term and other capitalized terms used in this Mortgage having the respective meanings specified or referred to in Article IV);

         WHEREAS, pursuant to the terms, conditions and provisions of the Revolving Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Sterling Chemicals, Inc., Sterling Canada, Inc., Sterling Pulp Chemicals U.S., Inc., Sterling Pulp Chemicals, Inc., Mortgagor, Sterling Chemicals Energy, Inc. and Sterling Chemicals International, Inc. (collectively, the "Borrowers"), the financial institutions from time to time parties thereto (the "Lenders"), and The CIT Group/Business Credit, Inc., as the Administrative Agent, the Lenders and the Issuer have agreed to make, subject to the conditions and limitations set forth therein, Loans to, and to issue Letters of Credit for the account of, the Borrowers in the maximum original principal amount not to exceed One Hundred Ninety-Five Million Dollars ($195,000,000) (such Loans and Letters of Credit are hereinafter referred to collectively as the "Credit Extensions").

         WHEREAS, the Credit Extensions consist of, inter alia, Current Assets Loans in a maximum principal amount not to exceed One Hundred Twenty-five Million Dollars ($125,000,000) having a Maturity Date of the earlier to occur of
(i) the thirtieth (30th) day after the date of the entry of the Interim Order if the Final Order has not been entered prior to such date (unless the Maturity Date has been extended pursuant to Section 10.1(e)(i) of the Credit Agreement),
(ii) the date on which the Bankruptcy Court enters an order denying approval of the transactions contemplated in the Credit Agreement, and (iii) the second anniversary of the Effective Date (unless the Maturity Date has been extended pursuant to Section 10.1(e)(i) of the Credit Agreement); and

                                                                    EXHIBIT 4.18

         THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE ("Instrument") dated to be effective as of July 27, 2001 (the "Effective Date"), is by and among STERLING CHEMICALS, INC., a corporation organized under the laws of the State of Delaware (the "Company"), STATE STREET BANK AND TRUST COMPANY (SUCCESSOR TO FLEET NATIONAL BANK, INITIAL TRUSTEE), a Massachusetts banking association with its principal office in Boston, Massachusetts (the "Resigning Trustee") and HSBC BANK USA, a bank and trust company organized under the laws of the State of New York ("Successor Trustee"). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Indenture.

                                    RECITALS

         WHEREAS, pursuant to an Indenture dated as of August 15, 1996, as amended and supplemented by the First Supplemental Indenture dated as of October 1, 1997 and Second Supplemental Indenture as of March 16, 1998 (collectively, the "Indenture") between the Company and the Resigning Trustee, the Company issued $275,000,000 of its 11.75% Senior Subordinated Notes due 2006 (the "Notes");

         WHEREAS, pursuant to the Indenture, the Company appointed the Resigning Trustee as the Indenture Trustee under the Indenture;

         WHEREAS, pursuant to section 2.03 of the Indenture, the Company also appointed the Resigning Trustee as the Paying Agent and Registrar under the Indenture;

         WHEREAS, there is presently issued and outstanding $275,000,000 in aggregate principal amount of the Notes;

         WHEREAS, section 8.08 of the Indenture provides that the Resigning Trustee may at any time resign by giving written notice of such resignation to the Company and the Company shall promptly appoint a Successor Trustee;

         WHEREAS, the Resigning Trustee desires to resign and the Company desires to appoint the Successor Trustee as Trustee, Paying Agent and Registrar under the Indenture, to succeed the Resigning Trustee in such capacities under the Indenture; and

         WHEREAS, the Successor Trustee is willing to accept the appointment as Trustee, Paying Agent and Registrar under the Indenture;

         NOW, THEREFORE, in consideration of the covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. ACCEPTANCE OF RESIGNATION OF RESIGNING TRUSTEE; APPOINTMENT OF SUCCESSOR TRUSTEE. The Resigning Trustee hereby resigns as Trustee, Paying Agent and Registrar under the Indenture. The Company accepts the resignation of the Resigning Trustee as Trustee, Paying Agent and Registrar and hereby appoints the Successor

Trustee as Trustee, Paying Agent and Registrar under the Indenture, and vests and confirms to the Successor Trustee all rights, powers, trusts, privileges, duties, security interests and obligations of such persons under the Indenture, all effective as of the Effective Date.

         2. COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Successor Trustee that:

         a. It is duly organized and validly existing;

         b. It has not entered into any amendment or supplement to the Indenture except as disclosed herein, and the Indenture is in full force and effect;

         c. An Event of Default has occurred under section 7.01 of the Indenture by reason of the Company filing a petition for relief under chapter 11 of title 11 of the United States Bankruptcy Code on July 16, 2001;

         d. The execution and delivery of this Instrument and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any contract, agreement, indenture or other instrument (including, without limitation, its certificate of incorporation and by-laws) to which it is a party or by which it or its property is bound, or any judgment, decree or order of any court or governmental agency or regulatory body or law, rule or regulation applicable to it or its property;

         e. No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company's knowledge by holders of the percentage in aggregate principal amount of the Notes required to effect any such waiver;

         f. The Notes are validly issued securities of the Company;

         g. Any conditions precedent relating to the appointment of HSBC Bank USA, as successor Trustee, Paying Agent and Registrar under the Indenture for which the Company is responsible have been complied with by the Company; and

         h. Other than the Company's Chapter 11 case, there is no action, suit or proceeding pending, or to the best of the Company's knowledge, threatened against the Company before any Court or any governmental authority, arising out of any action or omissions by the Company under the Indenture.

         3. RESIGNING TRUSTEE REPRESENTATIONS AND WARRANTIES. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

         a. No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or to the best of the knowledge of the Resigning Trustee by the Note holders of the percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver;

         b. There is no action, suit or proceeding pending or, to the best of the knowledge of the Resigning Trustee threatened, against the Resigning Trustee before any court or governmental authority arising out of any actual or alleged action or omission by the Resigning Trustee, whether as Trustee, Paying Agent or Registrar under the Indenture or otherwise;

         c. It has made, or promptly will make, available to the Successor Trustee originals, if available, or copies in its possession, of all documents relating to any of the Notes or the Indenture or any matter or thing pertaining to any thereof and all information in the possession of its corporate trust administration department relating to any of the foregoing and will furnish to the Successor Trustee such documents or information on or before the Effective Date. Notwithstanding the foregoing, the Resigning Trustee reserves the right to withhold documents, if any, which are subject to privilege;

         d. To the best of its knowledge, it has lawfully discharged its duties as Trustee, Paying Agent and Registrar under the Indenture;

         e. The Resigning Trustee certifies that $275,000,000 in principal amount on the Notes is outstanding and all interest thereon has been paid.

         f. As of the Effective Date, the Resigning Trustee will hold no property or monies under the Indenture, and will have transferred and delivered all property and monies held by it under the Indenture to the Successor Trustee.

         g. This Instrument has been duly authorized, executed and delivered on behalf of the Resigning Trustee and constitutes its legal, valid and binding obligation.

         h. The Resigning Trustee shall deliver to the Successor Trustee as of or immediately after the effective date hereof all of the documents listed on Exhibit A annexed hereto.

         4. SUCCESSOR TRUSTEE REPRESENTATIONS AND WARRANTY. The Successor Trustee represents and warrants to the Resigning Trustee and the Company that,
(a) it is duly organized and validly existing, (b) it is eligible to serve as Trustee, Paying Agent and Registrar under the Indenture and under the Trust Indenture Act of 1939, as amended, (c) the execution and delivery of this Instrument and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any contract, agreement, indenture or other instrument (including, without limitation, its certificate of incorporation and by-laws) to which it is a party or by which it or its property is bound, or any judgment, decree or order of any court or governmental agency or regulatory body or law, rule or regulation applicable to it or its property,
(d) this Instrument has been duly authorized, executed and delivered on behalf of the Successor Trustee and constitutes its legal, valid and binding obligation, and (e) all conditions precedent relating to the appointment of Successor Trustee, as successor Trustee, Paying Agent and Registrar under the Indenture for which the Successor Trustee is responsible have been complied with by the Successor Trustee.

         5. ACCEPTANCE BY SUCCESSOR TRUSTEE. The Successor Trustee hereby accepts, effective on the Effective Date, its appointment as Trustee, Paying Agent and Registrar under the Indenture, and assumes all rights, powers, trusts, duties and obligations of the Trustee, Paying Agent and Registrar under the Indenture. The Successor Trustee will perform said rights, powers and duties upon the terms and conditions set forth in the Indenture. Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause a notice, a form of which is annexed hereto as Exhibit B, to be sent to each Holder of the Notes in accordance with the provisions of Section 8.08 of the Indenture.

         6. ASSIGNMENT ETC. BY RESIGNING TRUSTEE. Effective on the Effective Date, the Resigning Trustee hereby confirms, assigns, transfers, delivers and conveys to the Successor Trustee, as Trustee, Paying Agent and Registrar under the Indenture, upon the trusts expressed in the Indenture, all rights, powers, trusts, privileges, duties and obligations, which the Resigning Trustee, now holds under and by virtue of the Indenture, and effective as of such date does hereby pay over to the Successor Trustee any and all property and moneys held by the Resigning Trustee under and by virtue of the Indenture, subject nevertheless to the lien provided by Section 8.07 of the Indenture, which lien the Resigning Trustee expressly reserves to the fullest extent necessary to secure the Company's obligations under the Indenture to the Resigning Trustee, which lien shall also secure the Company's obligations under the Indenture to the Successor Trustee.

         7. ADDITIONAL DOCUMENTATION. The Company and the Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee the rights, powers, trusts, privileges, duties and obligations granted in the Indenture, agree, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required by the Successor Trustee.

         8. CHOICE OF LAWS. The laws of the State of New York shall govern this Instrument.

         9. COUNTERPARTS. This Instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all counterparts shall constitute but one Instrument.

         10. SURVIVAL OF COMPANY'S OBLIGATIONS TO RESIGNING TRUSTEE. Notwithstanding the resignation of the Resigning Trustee as Trustee, Paying Agent and Registrar under the Indenture, nothing contained in this Instrument shall in any way abrogate the obligations of the Company to the Resigning Trustee under the Indenture or any lien created in favor of the Resigning Trustee thereunder, including without limitation, the lien provided under
Section 8.07 of the Indenture.

         11. COMPANY'S OBLIGATION TO SUCCESSOR TRUSTEE. The Company hereby acknowledges and reaffirms its obligations to the Successor Trustee as set forth in Section 8.07 of the Indenture, which obligations shall survive the execution hereof pursuant to the terms of the Indenture.

         12. ACKNOWLEDGEMENT OF RESIGNING TRUSTEE. The Resigning Trustee acknowledges and agrees that it shall remain solely responsible for, and shall promptly pay Successor Trustee, any and all costs, claims, liabilities, losses or damages whatsoever, incurred by Successor Trustee, which arise out of actual, alleged or adjudicated actions or omissions of the Resigning Trustee as Trustee, Paying Agent and Registrar under the Indenture, unless such claims are contested in good faith by Resigning Trustee. The Successor Trustee will furnish to the Resigning Trustee, promptly after receipt, all documents with respect to any such action for which the Resigning Trustee may be so responsible.

         13. NOTICES. All notices, whether faxed or mailed will be deemed received when sent pursuant to the following instructions:

TO THE RESIGNING TRUSTEE:
         State Street Bank and Trust Company
         Attn.: Robert C. Butzier, Vice President
         2 Avenue de Lafayette, 6th Floor
         Boston, MA 02111
         FAX: 617-662-1456
         TEL: 617-662-1751

TO THE SUCCESSOR TRUSTEE:
         HSBC Bank USA
         Issuer Services
         Attn.: Robert A. Conrad, Vice President
         10 E. 40th Street
         New York, NY  10016
         FAX:  212-525-1300
         TEL:  212-525-1314

TO THE COMPANY:
         Sterling Chemicals, Inc.
         Attn.: Kenneth M. Hale, General Counsel
         1200 Smith Street, Suite 1900
         Houston, Texas 77002
         FAX: 713-654-9577
         TEL: 713-654-9502


         14. CORPORATE TRUST OFFICE. References in the Indenture to "Corporate Trust Office" or other similar terms shall be deemed to refer to the Corporate Trust Office of the Successor Trustee at 10 E. 40th Street, New York, New York 10016 or any other office of the Successor Trustee at which, at any particular time, its corporate trust business shall be administered.

         15. EFFECTIVENESS. This Agreement shall become effective as of the date set forth herein upon the execution and delivery thereof by the duly authorized representatives of each of the parties hereto.

         IN WITNESSETH WHEREOF, Sterling Chemicals, Inc., State Street Bank and Trust Company and HSBC Bank USA have executed this Instrument as of the date set forth above.


STERLING CHEMICALS, INC.

By
  -----------------------------------
   Its
      -------------------------------

STATE STREET BANK AND TRUST COMPANY

By
  -----------------------------------
   Its
      -------------------------------


HSBC BANK USA

By
  -----------------------------------
   Its
      -------------------------------

                                    EXHIBIT A

               Documents to be delivered to the Successor Trustee

         1. Executed Copy of the Indenture and any supplements.
         2. Conformed Copy of the Indenture and any supplements.
         3. File of closing documents.
         4. Copies of the most recent of each of the SEC reports delivered by the Company pursuant to the Indenture.
         5. Copies of any official notices sent by the Trustee to all of the Holders of the Notes pursuant to the terms of any Indenture during the past twelve months and a copy of the most recent Trustee's Annual Report to Holders if any.
         6. Certified List of Holders as of July __, 2001, certificate detail, and all "stop transfers" and the reason for such "stop transfers" (or, alternatively, if there are a substantial number of registered Holders, the computer tape reflecting the identity, address, tax identification number and detailed holdings of each such holder.)
         7. Debt service records or trust account statements for one-year period preceding the date of this Agreement.
         8. All unissued Notes inventory or DTC FAST held global certificates.
         9. Such other documents as the Successor Trustee may reasonably require in order to transfer the appointment to it.

                                    EXHIBIT B

                                [HSBC Letterhead]

                                Notice to Holders

To the holders of the $275,000,000 aggregate principal amount of the Sterling Chemicals, Inc.'s (the "Company') 11.75% Senior Subordinated Notes due 2006 under the Indenture, dated as of August 15, 1996, as amended and supplemented, by and between the Company and State Street Bank and Trust Company (successor to Fleet National Bank, initial trustee) as Indenture Trustee (the "Notes" and said Indenture is hereinafter referred to as the "Indenture");

NOTICE IS HEREBY GIVEN, pursuant to Section 8.08 of the Indenture by and between the Company and Indenture Trustee that Indenture Trustee has resigned as Trustee under the Indenture.

Pursuant to Section 8.08 of the Indenture, HSBC Bank USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York, has accepted appointment as Trustee under the Indenture. The address of the Corporate Trust Office of HSBC Bank USA is 10 East 40th Street, New York, New York 10016. HSBC Bank USA has also accepted appointment as Registrar and Paying Agent under the Indenture.

State Street Bank and Trust Company's resignation as Trustee and HSBC Bank USA's appointment as Successor Trustee become effective as of the close of business on July 27, 2001.


Dated: New York, New York
       July __, 2001


                  HSBC Bank USA, as Successor Indenture Trustee

                                                                    EXHIBIT 4.19


         THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE ("Instrument") dated to be effective as of July 27, 2001 (the "Effective Date"), is by and among STERLING CHEMICALS, INC., a corporation organized under the laws of the State of Delaware (the "Company"), STATE STREET BANK AND TRUST COMPANY (SUCCESSOR TO FLEET NATIONAL BANK, THE INITIAL TRUSTEE), a Massachusetts banking association with its principal office in Boston, Massachusetts (the "Resigning Trustee") and HSBC BANK USA, a bank and trust company organized under the laws of the State of New York ("Successor Trustee"). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Indenture.

                                    RECITALS

         WHEREAS, pursuant to an Indenture dated as of April 7, 1997, as amended and supplemented by the First Supplemental Indenture dated as of March 16, 1998 (collectively, the "Indenture") between the Company and the Resigning Trustee, the Company issued $150,000,000 principal amount of its 11.25% Senior Subordinated Notes due 2007 (the "Notes");

         WHEREAS, pursuant to section 8.08 of the Indenture, the Company appointed the Resigning Trustee as the Indenture Trustee under the Indenture;

         WHEREAS, pursuant to section 2.03 of the Indenture, the Company also appointed the Resigning Trustee as the Paying Agent and Registrar under the Indenture;

         WHEREAS, there is presently issued and outstanding $150,000,000.00 in aggregate principal amount of the Notes;

         WHEREAS, section 8.08 of the Indenture provides that the Resigning Trustee may at any time resign by giving written notice of such resignation to the Company and the Company shall promptly appoint a Successor Trustee;

         WHEREAS, the Resigning Trustee desires to resign and the Company desires to appoint the Successor Trustee as Trustee, Paying Agent and Registrar under the Indenture, to succeed the Resigning Trustee in such capacities under the Indenture; and

         WHEREAS, the Successor Trustee is willing to accept the appointment as Trustee, Paying Agent and Registrar under the Indenture;

         NOW, THEREFORE, in consideration of the covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. ACCEPTANCE OF RESIGNATION OF RESIGNING TRUSTEE; APPOINTMENT OF SUCCESSOR TRUSTEE. The Resigning Trustee hereby resigns as Trustee, Paying Agent and

Registrar under the Indenture. The Company accepts the resignation of the Resigning Trustee as Trustee, Paying Agent and Registrar and hereby appoints the Successor Trustee as Trustee, Paying Agent and Registrar under the Indenture, and vests and confirms to the Successor Trustee all rights, powers, trusts, privileges, duties, security interests and obligations of such persons under the Indenture, all effective as of the Effective Date.

         2. COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Successor Trustee that:

         a. It is duly organized and validly existing;

         b. It has not entered into any amendment or supplement to the Indenture except as disclosed herein, and the Indenture is in full force and effect;

         c. An Event of Default has occurred under Section 7.01 of the Indenture by reason of the Company filing a petition for relief under chapter 11 of title 11 of the United States Bankruptcy Code on July 16, 2001;

         d. The execution and delivery of this Instrument and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any contract, agreement, indenture or other instrument (including, without limitation, its certificate of incorporation and by-laws) to which it is a party or by which it or its property is bound, or any judgment, decree or order of any court or governmental agency or regulatory body or law, rule or regulation applicable to it or its property;

         e. No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company's knowledge by holders of the percentage in aggregate principal amount of the Notes required to effect any such waiver;

         f. The Notes are validly issued securities of the Company;

         g. Any conditions precedent relating to the appointment of HSBC Bank USA, as successor Trustee, Paying Agent and Registrar under the Indenture for which the Company is responsible have been complied with by the Company; and

         h. Other than the Company's Chapter 11 case, there is no action, suit or proceeding pending, or to the best of the Company's knowledge, threatened against the Company before any Court or any governmental authority, arising out of any action or omissions by the Company under the Indenture.

         3. RESIGNING TRUSTEE REPRESENTATIONS AND WARRANTIES. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

         a. No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or to the best of the knowledge of the Resigning Trustee by the Note holders of the percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver;

         b. There is no action, suit or proceeding pending or, to the best of the knowledge of the Resigning Trustee threatened, against the Resigning Trustee before any court or governmental authority arising out of any actual or alleged action or omission by the Resigning Trustee, whether as Trustee, Paying Agent or Registrar under the Indenture or otherwise;

         c. It has made, or promptly will make, available to the Successor Trustee originals, if available, or copies in its possession, of all documents relating to any of the Notes or the Indenture or any matter or thing pertaining to any thereof and all information in the possession of its corporate trust administration department relating to any of the foregoing and will furnish to the Successor Trustee such documents or information on or before the Effective Date. Notwithstanding the foregoing, the Resigning Trustee reserves the right to withhold documents, if any, which are subject to privilege;

         d. To the best of its knowledge, it has lawfully discharged its duties as Trustee, Paying Agent and Registrar under the Indenture;

         e. The Resigning Trustee certifies that $150,000,000.00 in principal amount on the Notes is outstanding and all interest thereon has been paid.

         f. As of the Effective Date, the Resigning Trustee will hold no property or monies under the Indenture, and will have transferred and delivered all property and monies held by it under the Indenture to the Successor Trustee.

         g. This Instrument has been duly authorized, executed and delivered on behalf of the Resigning Trustee and constitutes its legal, valid and binding obligation.

         h. The Resigning Trustee shall deliver to the Successor Trustee as of or immediately after the effective date hereof all of the documents listed on Exhibit A annexed hereto.

         4. SUCCESSOR TRUSTEE REPRESENTATIONS AND WARRANTY. The Successor Trustee represents and warrants to the Resigning Trustee and the Company that,
(a) it is duly organized and validly existing, (b) it is eligible to serve as Trustee, Paying Agent and Registrar under the Indenture and under the Trust Indenture Act of 1939, as amended, (c) the execution and delivery of this Instrument and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any contract, agreement, indenture or other instrument (including, without limitation, its certificate of incorporation and by-laws) to which it is a party or by which it or its property is bound, or any judgment, decree or order of any court or governmental agency or regulatory body or law, rule or regulation applicable to it or its property; (d) this Instrument has been duly authorized, executed and delivered on behalf of the Successor Trustee and constitutes its legal, valid and binding obligation; and (e) all conditions precedent relating to the appointment of Successor Trustee, as successor Trustee, Paying Agent and Registrar under the Indenture for which the Successor Trustee is responsible have been complied with by the Successor Trustee.

         5. ACCEPTANCE BY SUCCESSOR TRUSTEE. The Successor Trustee hereby accepts, effective on the Effective Date, its appointment as Trustee, Paying Agent and Registrar under the Indenture, and assumes all rights, powers, trusts, duties and obligations of the Trustee, Paying Agent and Registrar under the Indenture. The Successor Trustee will perform said rights, powers and duties upon the terms and conditions set forth in the Indenture. Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause a notice, a form of which is annexed hereto as Exhibit B, to be sent to each Holder of the Notes in accordance with the provisions of Section 8.08 of the Indenture.

         6. ASSIGNMENT ETC. BY RESIGNING TRUSTEE. Effective on the Effective Date, the Resigning Trustee hereby confirms, assigns, transfers, delivers and conveys to the Successor Trustee, as Trustee, Paying Agent and Registrar under the Indenture, upon the trusts expressed in the Indenture, all rights, powers, trusts, privileges, duties and obligations, which the Resigning Trustee, now holds under and by virtue of the Indenture, and effective as of such date does hereby pay over to the Successor Trustee any and all property and moneys held by the Resigning Trustee under and by virtue of the Indenture, subject nevertheless to the lien provided by Section 8.07 of the Indenture, which lien the Resigning Trustee expressly reserves to the fullest extent necessary to secure the Company's obligations under the Indenture to the Resigning Trustee, which lien shall also secure the Company's obligations under the Indenture to the Successor Trustee.

         7. ADDITIONAL DOCUMENTATION. The Company and the Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee the rights, powers, trusts, privileges, duties and obligations granted in the Indenture, agree, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required by the Successor Trustee.

         8. CHOICE OF LAWS. The laws of the State of New York shall govern this Instrument.

         9. COUNTERPARTS. This Instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all counterparts shall constitute but one Instrument.

         10. SURVIVAL OF COMPANY'S OBLIGATIONS TO RESIGNING TRUSTEE. Notwithstanding the resignation of the Resigning Trustee as Trustee, Paying Agent and Registrar under the Indenture, nothing contained in this Instrument shall in any way abrogate the obligations of the Company to the Resigning Trustee under the Indenture or any lien created in favor of the Resigning Trustee thereunder, including without limitation, the lien provided under
Section 8.07 of the Indenture.

         11. COMPANY'S OBLIGATION TO SUCCESSOR TRUSTEE. The Company hereby acknowledges and reaffirms its obligations to the Successor Trustee as set forth in Section 8.07 of the Indenture, which obligations shall survive the execution hereof pursuant to the terms of the Indenture.

         12. ACKNOWLEDGEMENT OF RESIGNING TRUSTEE. The Resigning Trustee acknowledges and agrees that it shall remain solely responsible for, and shall promptly pay Successor Trustee, any and all costs, claims, liabilities, losses or damages whatsoever, incurred by Successor Trustee, which arise out of actual, alleged or adjudicated actions or omissions of the Resigning Trustee as Trustee, Paying Agent and Registrar under the Indenture, unless such claims are contested in good faith by Resigning Trustee. The Successor Trustee will furnish to the Resigning Trustee, promptly after receipt, all documents with respect to any such action for which the Resigning Trustee may be so responsible.

         13. NOTICES. All notices, whether faxed or mailed will be deemed received when sent pursuant to the following instructions:

TO THE RESIGNING TRUSTEE:
         State Street Bank and Trust Company
         Attn.: Robert C. Butzier, Vice President
         2 Avenue de Lafayette, 6th Floor
         Boston, MA 02111
         FAX: 617-662-1456
         TEL: 617-662-1751

TO THE SUCCESSOR TRUSTEE
         HSBC Bank USA
         Issuer Services
         Attn.: Robert A. Conrad, Vice President
         10 E. 40th Street
         New York, NY  10016
         FAX:  212-525-1300
         TEL:  212-525-1314

TO THE COMPANY:
         Sterling Chemicals, Inc.
         Attn.: Kenneth M. Hale, General Counsel
         1200 Smith Street
         Suite 1900
         Houston, TX 77002
         FAX: 713-654-9577
         TEL: 713-654-9502

         14. CORPORATE TRUST OFFICE. References in the Indenture to "Corporate Trust Office" or other similar terms shall be deemed to refer to the Corporate Trust Office of the Successor Trustee at 10 E. 40th Street, New York, New York 10016 or any other office of the Successor Trustee at which, at any particular time, its corporate trust business shall be administered.

         15. EFFECTIVENESS. This Agreement shall become effective as of the date set forth herein upon the execution and delivery thereof by the duly authorized representatives of each of the parties hereto.

         IN WITNESSETH WHEREOF, Sterling Chemicals, Inc., State Street Bank and Trust Company and HSBC Bank USA have executed this Instrument as of the date set forth above.


STERLING CHEMICALS, INC.

By
  -----------------------------------
   Its
      -------------------------------


STATE STREET BANK AND TRUST COMPANY

By
  -----------------------------------
   Its
      -------------------------------


HSBC BANK USA

By
  -----------------------------------
   Its
      -------------------------------

                                    EXHIBIT A

               Documents to be delivered to the Successor Trustee


         1. Executed Copy of the Indenture and supplement.
         2. Conformed Copy of the Indenture and supplement.
         3. Filed of closing documents.
         4. Copies of the most recent of each of the SEC reports delivered by the Company pursuant to the Indenture.
         5. Copies of any official notices sent by the Trustee to all of the Holders of the Notes pursuant to the terms of any Indenture during the past twelve months and a copy of the most recent Trustee's Annual Report to Holders if any.
         6. Certified List of Holders as of July __, 2001, certificate detail, and all "stop transfers" and the reason for such "stop transfers" (or, alternatively, if there are a substantial number of registered Holders, the computer tape reflecting the identity, address, tax identification number and detailed holdings of each such holder.)

         7. Debt service records or trust account statements for the one-year period preceding the date of this Agreement.

         8. All unissued Notes inventory or DTC FAST held global certificates.

         9. Such other documents as the Successor Trustee may reasonably require in order to transfer the appointment to it.

                                    EXHIBIT B

                                [HSBC Letterhead]

                                Notice to Holders

To the holders of the $150,000,00 aggregate principal amount of Sterling Chemicals, Inc.'s (the "Company") 11.25% Senior Subordinated Notes due 2007 (the "Notes') under the Indenture, dated as of April 7, 19997, as amended and supplemented, by and between the Company and State Street and Trust Company (successor to Fleet National Bank, initial trustee) as Indenture Trustee (the "Notes" and said Indenture is hereinafter referred to as the "Indenture");

NOTICE IS HEREBY GIVEN, pursuant to Section 8.08 of the Indenture by and between the Company and Indenture Trustee that Indenture Trustee has resigned as Trustee under the Indenture.

Pursuant to Section 8.08 of the Indenture, HSBC Bank USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York, has accepted appointment as Trustee under the Indenture. The address of the Corporate Trust Office of HSBC Bank USA is 10 East 40th Street, New York, New York 10016. HSBC Bank USA has also accepted appointment as Registrar and Paying Agent under the Indenture.

State Street Bank and Trust Company's resignation as Trustee and HSBC Bank USA's appointment as Successor Trustee become effective as of the close of business on July 27, 2001.

Dated: New York, New York
       July __, 2001


                  HSBC Bank USA, as Successor Indenture Trustee

         WHEREAS, the Mortgagor has duly authorized the execution, delivery and performance of this Mortgage.

                                     GRANT:

         NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Current Assets Lenders to make the Current Assets Loans pursuant to the Credit Agreement, and in order to secure the full, timely and proper payment and performance of and compliance with each and every one of the Secured Obligations (as hereinafter defined), effective upon the entry of the Interim Order, the Mortgagor hereby irrevocably grants, bargains, sells, mortgages, warrants, aliens, demises, releases, hypothecates, pledges, assigns, transfers and conveys to the Mortgagee and its successors and assigns, forever, all of the following (the "Collateral"):

                  (a) Real Estate. All of Mortgagor's right, title and interest in and to all of the Land and all additional lands and estates therein now owned or hereafter acquired by the Mortgagor for use or development with the Land or any portion thereof, together with all and singular the tenements, rights, easements, hereditaments, rights of way, privileges, liberties, appendages and appurtenances now or hereafter belonging or in any way pertaining to the Land and such additional lands and estates therein (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all development rights, air rights, riparian rights, water, water rights, water stock, all rights in, to and with respect to any and all oil, gas, coal, minerals and other substances of any kind or character underlying or relating to the Land and such additional lands and estates therein and any interest therein; all estate, claim, demand, right, title or interest of the Mortgagor in and to any street, road, highway or alley, vacated or other, adjoining the Land or any part thereof and such additional lands and estates therein; all strips and gores belonging, adjacent or pertaining to the Land or such additional lands and estates; and any after-acquired property (herein collectively referred to as the "Real Estate");

                  (b) Improvements. All of Mortgagor's right, title and interest in and to all buildings, structures and other improvements and any additions and alterations thereto or replacements thereof, now or hereafter built, constructed or located upon the Real Estate; and, to the extent that any of the following items of property constitutes fixtures under applicable laws, all furnishings, fixtures, fittings, appliances, apparatus, equipment, machinery, building and construction materials and other articles of every kind and nature whatsoever and all replacements thereof, now or hereafter affixed or attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the Real Estate or such buildings, structures and other improvements, including, but not limited to, partitions, furnaces, boilers, oil burners, radiators and piping, plumbing and bathroom fixtures, refrigeration, heating, ventilating, air conditioning and sprinkler systems, other fire prevention and extinguishing apparatus and materials, vacuum cleaning systems, gas and electric fixtures, incinerators, compactors, elevators, engines, motors, generators and all other articles of property which are considered fixtures under applicable law (such buildings, structures and other improvements and such other property are herein


                                    I-1-B-2
         collectively referred to as the "Improvements"; the Real Estate and the Improvements are herein collectively referred to as the "Property");

                  (c) Goods. All of Mortgagor's right, title and interest in and to all building materials, construction materials, appliances (including, without limitation, stoves, ranges, ovens, disposals, refrigerators, water fountains and coolers, fans, heaters, dishwashers, clothes washers and dryers, water heaters, hood and fan combinations, kitchen equipment, laundry equipment, kitchen cabinets and other similar equipment), stocks, supplies, blinds, window shades, drapes, carpets, floor coverings, manufacturing equipment and machinery, office equipment, growing plants and shrubbery, control devices, equipment (including window cleaning, building cleaning, swimming pool, recreational, monitoring, garbage, pest control and other equipment), motor vehicles, tools, furnishings, furniture, lighting, non-structural additions to the Real Estate and Improvements and all other tangible property of any kind or character, together with all replacements thereof, now or hereafter located on or in or used or useful in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the Property, regardless of whether or not located on or in the Property or located elsewhere for purposes of storage, fabrication or otherwise, but excluding inventory (as defined in the U.C.C.) (herein collectively referred to as the "Goods");

                  (d) Intangibles. All goodwill, trademarks, trade names, option rights, purchase contracts, real and personal property tax refunds, books and records and general intangibles of the Mortgagor relating to the Property and all accounts, contract rights, instruments, chattel paper and other rights of the Mortgagor for the payment of money for property sold or lent, for services rendered, for money lent, or for advances or deposits made, and any other intangible property of the Mortgagor relating to the Property (herein collectively referred to as the "Intangibles");

                  (e) Leases. All rights of the Mortgagor in, to and under all leases, licenses, occupancy agreements, concessions and other arrangements, oral or written, now existing or hereafter entered into, whereby any Person agrees to pay money or any other consideration for the use, possession or occupancy of, or any estate in, the Property or any portion thereof or interest therein (herein collectively referred to as the "Leases"), and the right, subject to applicable law, upon the occurrence of any Event of Default hereunder, to receive and collect the Rents (as hereinafter defined) paid or payable thereunder;

                  (f) Plans. All rights of the Mortgagor in and to all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Improvements or any construction on the Real Estate (herein collectively referred to as the "Plans");

                  (g) Permits. All rights of the Mortgagor, to the extent assignable, in, to and under all permits, franchises, licenses, approvals and other authorizations respecting the use, occupation and operation of the Property and every part thereof and respecting any business or other activity conducted on or from the Property, and any product or proceed


                                    I-1-B-3
         thereof or therefrom, including, without limitation, all building permits, certificates of occupancy and other licenses, permits and approvals issued by governmental authorities having jurisdiction (herein collectively referred to as the "Permits");

                  (h) Contracts. All right, title and interest of the Mortgagor, to the extent assignable, in and to all agreements, contracts, certificates, instruments, warranties, appraisals, engineering, environmental, soils, insurance and other reports and studies, books, records, correspondence, files and advertising materials, and other documents, now or hereafter obtained or entered into, as the case may be, pertaining to the construction, use, occupancy, possession, operation, management, leasing, maintenance and/or ownership of the Property and all right, title and interest of the Mortgagor therein (herein collectively referred to as the "Contracts");

                  (i) Leases of Furniture, Furnishings and Equipment. All right, title and interest of the Mortgagor as lessee in, to and under any leases of furniture, furnishings, equipment and any other Goods now or hereafter installed in or at any time used in connection with the Property;

                  (j) Rents. All rents, issues, profits, royalties, avails, income and other benefits derived or owned, directly or indirectly, by the Mortgagor from the Property, including, without limitation, all rents and other consideration deposited in any Lockbox Account and all rents and other consideration payable by tenants, claims against guarantors, and any cash or other securities deposited to secure performance by tenants, under the Leases (herein collectively referred to as "Rents");

                  (k) Proceeds. All proceeds of the conversion, voluntary or involuntary of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards (herein collectively referred to as "Proceeds"); and

                  (l) Other Property. All other property and rights of the Mortgagor of every kind and character relating to the Property, and all proceeds and products of any of the foregoing, provided however, the Collateral shall not include any general intangibles or other rights arising under any contracts, instruments, licenses, or other documents as to which the grant of a lien and/or security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained;

         AND, without limiting any of the other provisions of this Mortgage, the Mortgagor expressly grants to the Mortgagee, as secured party, a security interest in all of those portions of the Collateral which are or may be subject to the State Uniform Commercial Code provisions applicable to secured transactions, subject, however, to the Permitted Encumbrances;

         TO HAVE AND TO HOLD the Collateral unto the Mortgagee, its successors and assigns, forever, subject, however, to the Permitted Encumbrances.

                                    I-1-B-4

         FURTHER to secure the full, timely and proper payment and performance of the Secured Obligations, the Mortgagor hereby covenants and agrees with and warrants to the Mortgagee as follows:

                                    ARTICLE I

                    COVENANTS AND AGREEMENTS OF THE MORTGAGOR

         SECTION 1.1. Payment of Secured Obligations. (i) The Mortgagor agrees that:

                  (a) it will duly and punctually pay and perform or cause to be paid and performed each of the Secured Obligations at the time and in accordance with the terms of the Loan Documents pertaining to the Current Assets Loans, and

                  (b) when and as due and payable from time to time in accordance with the terms hereof or of any other Loan Documents pertaining to the Current Assets Loans, pay and perform, or cause to be paid and performed, all, other Secured Obligations.

         SECTION 1.2. Title to Collateral, etc. The Mortgagor represents and warrants to and covenants with the Mortgagee that:

                  (a) except as otherwise permitted by the terms of the Credit Agreement, as of the date hereof and at all times hereafter while this Mortgage is outstanding, the Mortgagor (1) is and shall be the absolute owner of the legal and beneficial title to the applicable interest in the Property and to all other property included in the Collateral, and
         (2) has and shall have good and marketable title in fee simple absolute, or good and sufficient easement or leasehold title, as currently represented in the granting clause as of the date hereof, to the Property, subject in each case only to this Mortgage, the Permitted Liens (as defined in the Credit Agreement) and the encumbrances set forth in Schedule 2 hereto (collectively, the "Permitted Encumbrances");

                  (b) the Mortgagor has good and lawful right, power and authority to execute this Mortgage and to convey, transfer, assign, mortgage and grant a security interest in the Collateral, all as provided herein;

                  (c) this Mortgage has been duly executed, acknowledged and delivered on behalf of the Mortgagor, all consents and other actions required to be taken by the officers, directors, shareholders and partners, as the case may be, of the Mortgagor have been duly and fully given and performed and this Mortgage constitutes the legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with its terms;

                  (d) upon entry of the Interim Order, the Mortgagee shall have a mortgage lien on the Property and a perfected security interest in the Collateral other than the Property, senior in priority to all Liens other than the then applicable Priority Liens;


                                    I-1-B-5

                  (e) the Mortgagor, at its expense, will warrant and defend to the Mortgagee and any purchaser under the power of sale herein or at any foreclosure sale such title to the Collateral and the mortgage lien and perfected security interest of this Mortgage thereon and therein against all claims and demands and will maintain, preserve and protect such lien and security interest and will keep this Mortgage a valid, direct mortgage lien of record on the Property and a perfected security interest in the Collateral other than the Property, in each case senior in priority to all Liens other than the then applicable Priority Liens and subject only to Permitted Encumbrances.

         SECTION 1.3.  Intentionally Omitted.

         SECTION 1.4. Recordation. The Mortgagor, at its expense, will at all times cause this Mortgage and any instruments amendatory hereof or supplemental hereto and any instruments of assignment hereof or thereof (and any appropriate financing statements or other instruments and continuations thereof), and each other instrument delivered in connection with the Current Assets Loans or any other Loan Document pertaining to the Current Assets Loans and intended thereunder to be recorded, registered and filed, to be kept recorded, registered and filed, in such manner and in such places, and will pay all such recording, registration, filing fees, taxes and other charges, and will comply with all such statutes and regulations as may be required by law in order to establish, preserve, perfect and protect the lien and security interest of this Mortgage as a valid, direct mortgage lien on the Property and perfected security interest in the Collateral other than the Property, senior in priority to all Liens other than the then applicable Priority Liens. The Mortgagor will pay or cause to be paid, and will indemnify the Mortgagee in respect of, all taxes (including interest and penalties) at any time payable in connection with the filing and recording of this Mortgage and any and all supplements and amendments hereto.

         SECTION 1.5. Payment of Impositions, etc. Subject to Section 1.8 (relating to permitted contests), the Mortgagor will pay or cause to be paid before the same would become delinquent and before any fine, penalty, interest or cost may be added for non-payment, all taxes, assessments, water and sewer rates, charges, license fees, inspection fees and other governmental levies or payments, of every kind and nature whatsoever, general and special, ordinary and extraordinary, unforeseen as well as foreseen, which at any time may be assessed, levied, confirmed, imposed or which may become a lien upon the Collateral, or any portion thereof, or which are payable with respect thereto, or upon the rents, issues, income or profits thereof, or on the occupancy, operation, use, possession or activities thereof, whether any or all of the same be levied directly or indirectly or as excise taxes or as income taxes, and all taxes, assessments or charges which may be levied on the Secured Obligations, or the interest thereon (collectively, the "Impositions"). The Mortgagor will deliver to the Mortgagee, upon request, copies of official receipts or other satisfactory proof evidencing such payments.

         SECTION 1.6. Insurance and Legal Requirements. Subject to Section 1.8 (relating to permitted contests), the Mortgagor, at its expense, will comply in all material respects, or cause compliance in all material respects with

                  (a) all provisions of any insurance policy covering or applicable to the Collateral or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire


                                    I-1-B-6

         Underwriters (or any other body exercising similar functions) applicable to or affecting the Collateral or any part thereof or any use or condition of the Collateral or any part thereof (collectively, the "Insurance Requirements"); and

                  (b) all laws, including Environmental Laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Collateral or any part thereof, or any of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, or any use or condition of the Collateral or any part thereof (collectively, the "Legal Requirements");

noncompliance of which could reasonably be expected to cause a Material Adverse Effect whether or not compliance therewith shall require structural changes in or interference with the use and enjoyment of the Collateral or any part thereof.

         SECTION 1.7. Security Interests, etc. The Mortgagor will not directly or indirectly create or permit or suffer to be created or to remain, and will promptly discharge or cause to be discharged, any deed of trust, mortgage, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to or any other lien on or in the Collateral or any part thereof or the interest of the Mortgagor or the Mortgagee therein, or any Proceeds thereof or Rents or other sums arising therefrom, other than (a) Permitted Encumbrances, and (b) liens of mechanics, materialmen, suppliers or vendors or rights thereto incurred in the ordinary course of the business of the Mortgagor for sums not yet due or any such liens or rights thereto which are at the time being contested as permitted by Section 1.8. The Mortgagor will not postpone the payment of any sums for which liens of mechanics, materialmen, suppliers or vendors or rights thereto have been incurred (unless such liens or rights thereto are at the time being contested as permitted by Section 1.8), for more than 60 days after the completion of the action giving rise to such liens or rights thereto.

         SECTION 1.8. Permitted Contests. The Mortgagor at its expense may contest, or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition, Legal Requirement or Insurance Requirement or lien of a mechanic, materialman, supplier or vendor, provided that, (a) in the case of an unpaid Imposition, lien, encumbrance or charge, such proceedings shall suspend the collection thereof from the Mortgagor, the Mortgagee, and the Collateral (including any rent or other income therefrom) and shall not materially interfere with the payment of any such rent or income, (b) neither the Collateral nor any rent or other income therefrom nor any part thereof or interest therein would be in any material danger of being sold, forfeited, lost, impaired or interfered with, (c) in the case of a Legal Requirement, neither the Mortgagor nor the Mortgagee would be in material danger of any civil or criminal liability for failure to comply therewith, (d) the Mortgagor shall have furnished such security, if any, as may be required in the proceedings or as may be reasonably requested by the Mortgagee, (e) the non-payment of the whole or any part of any Imposition will not result in the delivery of a tax deed to the Collateral or any part thereof because of such non-payment, (f) the payment of any sums required to be paid with respect to any of the Current Asset Notes or under this Mortgage (other than any


                                    I-1-B-7

                                                                    EXHIBIT 10.1

                        STERLING CHEMICALS HOLDINGS, INC.
                            STERLING CHEMICALS, INC.

                   AMENDED AND RESTATED SUPPLEMENTAL PAY PLAN

                             PRELIMINARY STATEMENTS

A. Sterling Chemicals Holdings, Inc. and Sterling Chemicals, Inc. are Delaware corporations.

B. On March 8, 2001, the Holdings Board and the Chemicals Board (as such terms are defined below) approved a supplemental pay plan (the "Existing Plan").

C. On July 13, 2001, the Holdings Board and the Chemicals Board approved certain amendments to the Existing Plan.

D. The Holdings Board and the Chemicals Board desire to document such amendments to the Existing Plan by amending and restating the Existing Plan in its entirety, effective as of July 13, 2001 (the "Effective Date").

     NOW, THEREFORE, the Existing Plan is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

                         Definitions and Interpretations

     Section 1.01. Definitions. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided or as the context shall otherwise require:

     "Applicable Multiplier" means, with respect to any Participant for any Calculation Date, the multiplier set forth below opposite such Participant's Salary Grade as of such Computation Date:

                 Salary Grade                          Applicable Multiplier
                 ------------                          ---------------------
     U.S. Salary Grades 25 through 28...............         0.0625
     U.S. Salary Grades 21 through 24...............         0.0500
     Canadian Salary Grade 15 and 16................         0.0500
     U.S. Salary Grades 19 and 20...................         0.0375
     Canadian Salary Grade 14.......................         0.0375
     U.S. Salary Grades 17 and 18...................         0.0250

     Canadian Salary Grades 12 and 13...............         0.0250


     "Base Salary" means, with respect to any Participant for any Calculation Date, such Participant's annual base salary as of such Computation Date.

     "Benefit Plan" means any employee benefit plan (including any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974), program, arrangement or practice maintained, sponsored or provided by Holdings or any Subsidiary, including those relating to bonuses, incentive compensation, retirement benefits, stock options, stock ownership or stock awards, healthcare and medical benefits, disability benefits, death benefits, disability, life, accident and travel insurance, sick leave, vacation pay or termination pay.

     "Bonus Plan" means the Sterling Chemicals, Inc. Bonus Plan, as amended, supplemented or modified from time to time in accordance with its terms.

     "Chairman" means the Chairman of the Board of Holdings or, in case of the absence or disability of the Chairman of the Board, the Chief Executive Officer of Holdings, or in the absence or disability of the Chairman of the Board or the Chief Executive Officer, the President of Holdings.

     "Chemicals" means Sterling Chemicals, Inc. and any successor to all or substantially all of the business, operations or assets thereof.

     "Chemicals Board" means the Board of Directors of Chemicals.

     "Company" means Holdings and the Subsidiaries, including Chemicals.

     "Compensation Committee" means the Compensation Committee of the Holdings Board.

     "Computation Date" means the last day of March, June, September and December of each year during the continuance of this Plan.

     "Holdings" means Sterling Chemicals Holdings, Inc. and any successor to all or substantially all of the business, operations or assets thereof.

     "Holdings Board" means the Board of Directors of Holdings.

     "Participants" means, except as otherwise provided in Section 2.01(b), (i) all salaried employees of the Company who are based in the United States and have a Salary Grade of 18 or higher, (ii) all salaried employees of the Company who are based in Canada and have a salary grade of 13 or higher and (iii) any salaried employee of the Company designated as a Participant in an Instrument of Designation executed and delivered by Holdings and such Participant in accordance with Section 2.01(b).

     "Plan" means this Supplemental Pay Plan, as amended, supplemented or modified from time to time in accordance with its terms.

     "Salary Grade" means, with respect to any Participant for any Computation Date, such Participant's salary classification established by the Company as of such Computation Date.

     "Supplemental Pay" means, with respect to any Participant, any payments that the Company has made or is obligated to make to such Participant pursuant to Section 2.02(a).

     "Subsidiary" means any corporation, limited partnership, general partnership, limited liability company or other form of entity a majority of any class of voting stock or other voting rights of which is owned, directly or indirectly, by Holdings.

     Section 1.02. Interpretation. In this Plan, unless a clear contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision, (b) reference to any Article or Section, means such Article or Section hereof and (c) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                                   ARTICLE II

                            Eligibility and Benefits

     Section 2.01. Eligible Employees. (a) This Plan is only for the benefit of Participants, and no other employees or personnel shall be eligible to participate in this Plan or to receive any rights or benefits hereunder.

     (b) The Chairman may from time to time designate as Participants under this Plan one or more salaried employees of the Company based in the United States having a Salary Grade of 17 or one or more salaried employees of the Company based in Canada having a Salary Grade of 12. Each such designation shall be evidenced by an Instrument of Designation signed by Holdings and the Participant substantially in the form of Exhibit A hereto. Each such Instrument of Designation, and the designation evidenced thereby, shall be binding on the Company. In the event that the Holdings Board thereafter determines that any such Participant should not continue to participate in this Plan, the Holdings Board shall be permitted, subject to the limitations set forth below, to terminate such Participant's participation in this Plan by providing such Participant with a written notice of such termination, which notice shall state that it is a termination notice given pursuant to this Section 2.01(b). Any such termination shall be and become effective on the first Computation Date occurring after written notice of such termination is delivered to such Participant. Upon the effective date of such termination, such Participant shall cease to be a Participant and, accordingly, such Participant shall no longer be entitled to receive any rights or benefits hereunder; provided, however, that such termination shall not (i) affect the rights or benefits of such Participant or the obligations of the Company accrued under this Plan as of the effective date of such termination or (ii) reduce or eliminate the amount of Supplemental Pay payable to such Participant hereunder that is determined by reference to the Computation Date that is the effective date of such termination.

     Section 2.02. Supplemental Pay. (a) On or before the tenth day after each Computation Date, the Company shall pay each Participant an amount equal to such Participant's Base Salary as of such Computation Date times such Participant's Applicable Multiplier as of such Computation Date; provided, however, that such Participant is an active employee of the Company as of the date such payment is made and, provided further, that (i) with respect to each payment determined by reference to the Computation Date March 31, 2001, the amount payable to each such Participant shall be reduced by two-thirds and (ii) with respect to each payment determined by reference to any other Computation Date, the amount payable to any Participant who became a Participant during the calendar quarter ending on such Computation Date shall be prorated based on the number of days in such calendar quarter that such Participant was a Participant under this Plan.

     (b) Notwithstanding anything to the contrary contained in this Plan or the Bonus Plan, the aggregate amount that may be or become payable under the Bonus Plan to any Participant hereunder based upon the Company's financial performance for any fiscal year shall be reduced, dollar for dollar, by the aggregate amount of Supplemental Pay paid to such Participant that was determined by reference to Computation Dates occurring within such fiscal year. To the extent of any inconsistencies between the terms of this Plan and the terms of the Bonus Plan, the terms of this Plan shall govern and control.

     (c) Participation in this Plan is voluntary. The Company may require that each eligible employee execute a participation agreement as a condition to becoming a Participant hereunder. By agreeing to participate in this Plan or by accepting any benefits under this Plan, a Participant unconditionally agrees for all purposes under this Plan to be bound by all of the terms and conditions of this Plan, including the provisions of Article III hereof.

     Section 2.03. Cost of Plan; Plan Unfunded; Participant's Rights Unsecured. The entire cost of this Plan shall be borne by the Company, and no contributions shall be required of the Participants. The Company shall not be required to establish any special or separate fund or make any other segregation of funds or assets to assure the payment of any benefit hereunder. The right of any Participant to receive the benefits provided for herein shall be an unsecured claim against the general assets of the Company.

                                   ARTICLE III

                               Dispute Resolution

     Section 3.01. Negotiation. Subject to Section 3.03, in case a dispute or controversy shall arise between any Participant (or any person claiming by, through or under any Participant) and the Company relating to or arising out of this Plan, either disputant may give written notice to the other disputant ("Dispute Notice") that it wishes to resolve such dispute or controversy by negotiations, in which event the disputants shall attempt in good faith to negotiate a resolution of such dispute or controversy. If the dispute or controversy is not so resolved within 30 days after the effective date of the Dispute Notice, subject to Section 3.03, either disputant may initiate arbitration of the matter as provided in Section 3.02. All negotiations pursuant to this Section 3.01 shall be held at the Company's principal offices in Houston, Texas (or such other place as the disputants shall mutually agree) and shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

     Section 3.02. Arbitration. Subject to Section 3.03, any dispute or controversy arising out of or relating to this Plan which has not been resolved by negotiations in accordance with Section 3.01 within 60 days of the effective date of the Dispute Notice shall be finally settled by arbitration conducted expeditiously in accordance with the labor arbitration rules of the American Arbitration Association. The arbitrator shall be not empowered to award damages in excess of compensatory damages and each disputant shall be deemed to have irrevocably waived any damages in excess of compensatory damages. The arbitrator's decision shall be final and legally binding on the disputants and their successors and assigns. The fees and expenses of the arbitrator shall be borne solely by the non-prevailing disputant or, in the event there is no clear prevailing disputant, as the arbitrator deems appropriate. All arbitration conferences and hearings shall be held in Houston, Texas.

     Section 3.03. Exclusivity, etc. The dispute resolution procedures set forth in Sections 3.01 and 3.02 shall not apply to any matter which, by the express provisions of this Plan, is to be finally determined by the Compensation Committee or by an accounting firm or employee benefits firm unless and until the Compensation Committee, accounting firm or employee benefits firm issues its decision. Any such determination by the Compensation Committee or an accounting firm or employee benefits firm shall be final and may not be overturned unless such determination is found to be arbitrary and capricious or an abuse of discretion. No legal action may be brought with respect to this Plan except for the purpose of specifically enforcing the provisions of this Article III or for the purpose of enforcing any arbitration award made pursuant to Section 3.02.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.01. Cumulative Benefits. Except as provided in Section 2.02(b) (or as may otherwise be agreed by the applicable Participant), the rights and benefits provided to any Participant under this Plan are cumulative of, and are in addition to, all of the other rights and benefits provided to such Participant under any Benefit Plan or any agreement between such Participant and the Company.

     Section 4.02. Amendment and Termination. The Holdings Board and the Chemicals Board shall be entitled to amend or terminate this Plan at any time and for any reason; provided, however, that no amendment or termination of this Plan shall (a) be or become effective other than on a Computation Date, (b) affect the rights or benefits of any Participant or the obligations of the Company accrued under this Plan as of the effective date of such termination or amendment or (c) reduce or eliminate the amount of Supplemental Pay payable to such Participant that is determined by reference to the Computation Date that is the effective date of such amendment or termination for such Participant. For purposes of this Section 4.02, the termination of a Participant's participation in this Plan in accordance with
Section 2.01(b) shall not be deemed to be an amendment or termination of this Plan.

     Section 4.03. Administration. (a) The Compensation Committee is, as respects the rights and obligations of all parties with an interest in this Plan, given the powers, rights and duties specifically stated elsewhere in this Plan and, in addition, is given full power and final discretionary authority to:

          (i) make determinations with respect to the administration of this Plan, construe and interpret its provisions, take all other actions deemed necessary or advisable for the proper administration of this Plan and determine all questions arising under this Plan, including the power to determine the rights or eligibility of Participants and any other persons, and the amounts of their benefits under this Plan, and to remedy ambiguities, inconsistencies or omissions;

          (ii) adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of this Plan;

          (iii) enforce this Plan in accordance with its terms and in accordance with any rules of procedure and regulations adopted by the Compensation Committee pursuant to clause (ii) above; and

          (iv) employ agents, attorneys, accountants or other persons (who also may be employed by the Company), and allocate or delegate to them such powers, rights and duties as the Compensation Committee may consider necessary or advisable to properly carry out the administration of this Plan; provided, however, that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons are in writing.

The Compensation Committee shall have no authority to change or modify the level of benefits provided for Participants under this Plan. No discretionary action by the Compensation Committee shall amend or supersede the express provisions of this Plan.

     (b) Subject to applicable law, any determination, construction or interpretation of the provisions of this Plan, and any decision on any matter within the discretion of the Compensation Committee, that is made by the Compensation Committee in good faith shall be binding on all persons. In case of any claim that the Compensation Committee (or any member thereof) did not act in good faith, the burden of proof shall rest with the person or entity claiming the absence of good faith.

     (c) The members of the Compensation Committee shall receive no additional compensation for their services relating to this Plan. Any expenses properly incurred by the Compensation Committee incident to this Plan, including the cost of any bond required by applicable law, shall be paid by the Company.

     (d) The Company shall indemnify and hold harmless each member of the Compensation Committee against and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

     Section 4.04. Assignability. The Company shall have the right to assign this Plan and to delegate its duties and obligations hereunder, but not otherwise; provided, however, that no such assignment shall relieve or discharge the Company of or from any of its obligations under this Plan. Unless otherwise approved by the Compensation Committee, no Participant shall transfer or assign any of his or her rights under this Plan except by will or the laws of descent and distribution. Except as otherwise provided by law, no benefit, right or interest of any Participant under this Plan shall be subject to pledge, encumbrance or charge, seizure, attachment or legal, equitable or other process, or be liable for, or subject to, debts, liabilities or other obligations.

     Section 4.05. Consolidations, Mergers, Etc. Each of Holdings and Chemicals will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business, operations or assets to expressly assume and agree to perform this Plan in writing, in the same manner and to the same extent that Holdings or Chemicals, as the case may be, would be required to perform hereunder if no such succession had taken place.

     Section 4.06. Benefit and Burden. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns. This Plan and all rights of each Participant shall inure to the benefit of and be enforceable by such Participant and his or her personal or legal representatives, executors, administrators, heirs and permitted assigns. If any Participant should die while any amounts are due and payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant's devisees, legatees or other designees or, if there be no such devisees, legatees or other designees, to such Participant's estate.

     Section 4.07. Notices. All notices and other communications provided for in this Plan shall be in writing and shall be sent, delivered or mailed, addressed
(a) if to Holdings, Chemicals or any other Subsidiary, at Holdings' principal office address or such other address as

Holdings may have designated by written notice to all Participants for purposes hereof, directed to the attention of the Treasurer, and (b) if to any Participant, at his or her residence address on the records of Holdings or to such other address as he or she may have designated to Holdings in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given or mailed by United States registered mail, return receipt requested, postage prepaid, except that any change of notice address shall be effective only upon receipt.

     Section 4.08. Withholdings. The Company shall have the right to deduct from any Supplemental Pay all taxes (federal, state or other) and other payments which it is required to withhold therefrom.

     Section 4.09. No Employment Rights Conferred. Nothing contained in this Plan shall (a) confer upon any Participant any right with respect to continuation of employment with the Company or (b) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company to terminate such Participant's employment at any time.

     Section 4.10. Currency. All sums and amounts payable or to become payable pursuant to this Plan shall be payable and paid in currency of the United States of America; provided, however, that if any sum or amount payable or to become payable pursuant to this Plan is to be made to any Participant who is based outside of the United States, then such sum or amount shall be paid in the currency of the country in which such Participant was based on the relevant due date, with such sum or amount to be converted from United States dollars into such other currency at the rate of exchange for such currencies prevailing on the business day immediately preceding such due date.

     Section 4.11. Governing Law. This Plan shall be governed in accordance with the laws of the State of Texas (without giving effect to conflicts of laws principles thereof) and applicable federal law.

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Plan by the Holdings Board and the Chemicals Board, Holdings and Chemicals have each caused this Plan to be duly executed in its name and behalf by its proper officer thereunto duly authorized as of March 1, 2001.



                                   STERLING CHEMICALS HOLDINGS, INC.



                                   By:
                                       -----------------------------------------
                                       Frank P. Diassi, Chairman of the Board

                                   STERLING CHEMICALS, INC.



                                   By:
                                       -----------------------------------------
                                       Frank P. Diassi, Chairman of the Board

                                    EXHIBIT A

                        STERLING CHEMICALS HOLDINGS, INC.

                            Instrument of Designation


     THIS INSTRUMENT OF DESIGNATION (this "Instrument") is intended to evidence the designation by the Chairman of the Board of Sterling Chemicals Holdings, Inc., a Delaware corporation (the "Corporation"), of the undersigned employee as a "Participant," within the meaning of that certain Supplemental Pay Plan of the Corporation and Sterling Chemicals, Inc., a Delaware corporation.

     IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Instrument effective as of the date set forth below.


Dated:                                STERLING CHEMICALS HOLDINGS, INC.
       -------------------


                                      By:
                                          --------------------------------------
                                          Frank P. Diassi, Chairman of the Board


EMPLOYEE:



-----------------------------------
Printed Name:
              ---------------------

                                                                    EXHIBIT 10.2

                        STERLING CHEMICALS HOLDINGS, INC.
                            STERLING CHEMICALS, INC.

            SECOND AMENDED AND RESTATED KEY EMPLOYEE PROTECTION PLAN


                             PRELIMINARY STATEMENTS

A. Sterling Chemicals Holdings, Inc. and Sterling Chemicals, Inc. are Delaware corporations.

B. The Holdings Board and the Chemicals Board (as such terms are defined below) have previously duly adopted that certain Amended and Restated Key Employee Protection Plan dated effective as of January 1, 2000 (the "Existing Plan").

C. On July 13, 2001, the Holdings Board and the Chemicals Board approved certain amendments to the Existing Plan.

D. The Holdings Board and the Chemicals Board desire to document such amendments to the Existing Plan by amending and restating the Existing Plan in its entirety, effective as of July 13, 2001 (the "Effective Date").

     NOW, THEREFORE, the Existing Plan is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

                         Definitions and Interpretations

     Section 1.01. Definitions. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided or as the context shall otherwise require:

     "Annual Compensation" shall mean, when used as of any date with reference to any Participant, the sum of (i) the highest annual base salary of such Participant in effect at any time during the three-year period ending immediately prior to the date on which the applicable Change of Control occurs or is deemed to have occurred plus (ii) the Targeted Bonus, if any, of such Participant in effect immediately prior to the earlier of (A) the date on which an event occurs that results in such Participant terminating his or her employment for Good Reason and (B) the actual date of such Participant's termination by the Company for any reason other than Misconduct or Disability.

     "Applicable Multiplier" shall mean, when used with reference to any Participant, the multiplier specified in the Instrument of Designation executed and delivered by Holdings and such Participant in accordance with Section 2.01(b); provided, however, that in no event shall the Applicable Multiplier of any Participant be less than 0.50 (except as provided in Section 2.03) or greater than 2.99.

     "Benefit Plan" shall mean any employee benefit plan (including any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974), program, arrangement or practice maintained, sponsored or provided by Holdings or any Subsidiary, including those relating to bonuses, incentive compensation, retirement benefits, stock options, stock ownership or stock awards, healthcare and medical benefits, disability benefits, death benefits, disability, life, accident and travel insurance, sick leave, vacation pay or termination pay.

     "CEO" shall mean the Chief Executive Officer of Holdings.

     "Chairman" shall mean the Chairman of the Board of Holdings.

     "Change of Control" shall mean the occurrence of any of the following events: (i) Holdings shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned Subsidiary), (ii) Holdings sells, leases or exchanges all or a substantial part of its assets (other than in the ordinary course of business) to any other person or entity (other than a wholly-owned Subsidiary), (iii) Holdings is to be dissolved and liquidated, (iv) Chemicals sells, leases or exchanges all or a substantial part of its assets (other than in the ordinary course of business) to any other person or entity (other than Holdings or another wholly-owned Subsidiary), (v) Chemicals ceases to be a wholly-owned Subsidiary for any reason other than a merger, consolidation or other reorganization in which Holdings or a wholly-owned Subsidiary is the surviving entity, (vi) Chemicals sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than Holdings or another wholly-owned Subsidiary), (vii) any person or entity, including a "group" as contemplated by section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including the power to vote) of more than 50% of the outstanding shares of Holdings' voting stock (based upon voting power), (viii) as a result of or in connection with any tender or exchange offer, merger or other business combination, sale of assets or contested election of directors (by proxy or otherwise), the persons who were directors of Holdings immediately prior to such offer, merger or other business combination, sale of assets or election shall cease to constitute a majority of the Holdings Board (or a majority of the board of directors of any successor to Holdings) or a majority of the elected officers of Holdings immediately prior to such offer, merger or other business combination, sale of assets or election shall cease to serve as elected officers of Holdings (or any successor to Holdings), or (ix) the Company sells, leases or exchanges all or substantially all of the assets or capital securities of any of its strategic business units (each, an "SBU") to any other person or entity (other than Holdings or another wholly-owned Subsidiary); provided, however, that any such sale, lease or exchange shall not constitute a "Change of Control" for purposes of this clause (ix) with respect to any Participant who was not assigned to work on a full-time basis in the relevant SBU at the time of such sale, lease or exchange and, provided further, that the sale, lease or exchange of all or substantially all of the assets or capital securities of Sterling Fibers, Inc. or Sterling Chemicals Acquisitions, Inc. (or any of its direct or indirect subsidiaries) shall not constitute a "Change of Control" with respect to any Participant.

     "Chemicals" means Sterling Chemicals, Inc. and any successor to all or substantially all of the business, operations or assets thereof pursuant to a Change of Control.

     "Chemicals Board" means the Board of Directors of Chemicals.

     "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     "Company" shall mean Holdings and the Subsidiaries, including Chemicals.

     "Compensation Committee" shall mean the Compensation Committee of the Holdings Board.

     "Disability" shall mean, when used with reference to any Participant, a physical or mental condition of such Participant that, in the opinion of a licensed physician reasonably acceptable to Holdings and such Participant or his or her legal representative, (a) prevents such Participant from being able to perform the services required of him or her as an employee of the Company, (b) has continued for at least 180 days during any period of twelve consecutive months and (c) is reasonably expected to continue.

     "Effective Date" has the meaning specified in the Preliminary Statements.

     "Existing Plan" has the meaning specified in the Preliminary Statements.

     "Good Reason" shall mean, when used with reference to any Participant, any of the following actions or failures to act, but in each case only if it occurs
(a) on or after the date that is 180 days prior to the date on which a Change of Control occurs and (b) while such Participant is employed by Holdings or any Subsidiary and then only if it is not consented to by such Participant in writing:

     (i) if (but only if) such Participant is Grade S23 or higher, a material change in such Participant's reporting responsibilities, titles or elected or appointed offices as in effect immediately prior to the effective date of such change, including any change caused by the removal of such Participant from, or the failure to re-elect such Participant to, any material corporate office of the Company held by such Participant immediately prior to such effective date but excluding any such change that occurs in connection with such Participant's death, disability or retirement;

     (ii) if (but only if) such Participant is Grade S23 or higher, the assignment to such Participant of duties and/or responsibilities that are materially inconsistent with such Participant's status, positions, duties, responsibilities and functions with the Company immediately prior to the effective date of such assignment;

     (iii) a material reduction by the Company in such Participant's total compensation in effect immediately prior to the effective date of such reduction;

     (iv) the failure of the Company to continue such Participant's eligibility for participation in employee benefit plans, programs, arrangements and practices providing benefits that, in the aggregate, are at least as favorable to such Participant as those provided under the Benefit Plans in which he or she was a participant immediately prior to the effective date of such failure;

     (v) the failure of the Company to maintain employee benefit plans, programs, arrangements and practices entitling such Participant to benefits that, in the aggregate, are at least as favorable to such Participant as those available to such Participant under the Benefit Plans in which he or she was a participant immediately prior to the effective date of such failure;

     (vi) any change of more than 75 miles (or, in the case of any Participant for whom the Compensation Committee has approved a shorter distance, such shorter distance) in the location of the principal place of employment of such Participant immediately prior to the effective date of such change;

     (vii) any purported termination of such Participant's employment for Misconduct or Disability not in accordance with the provisions of
            Section 3.02; or

     (viii) any purported termination of such Participant's participation in this Plan not in accordance with the provisions of Section 2.01(c).

For purposes of this definition, none of the actions described in clauses (i) through (iii) above shall constitute a Good Reason with respect to any Participant if it was an isolated and inadvertent action not taken in bad faith by the Company and if it is remedied by the Company promptly after receipt of notice thereof given by such Participant. For purposes of this definition, any action or failure to act described in clauses (i) through (viii) above shall cease to be a Good Reason with respect to any Participant on the date which is 60 days after such Participant acquires actual knowledge of such action or failure to act unless, prior to such date, such Participant gives a Termination Notice pursuant to Section 3.01. In the event of any dispute between the Company, on the one hand, and any Participant, on the other hand, with respect to the amount of total compensation of such Participant for purposes of clause
(c) above or the aggregate value or level of any of such Participant's benefits for purposes of clause (d) or (e) above, the Company and such Participant shall use their best efforts to resolve such dispute themselves. If they are unable to resolve the dispute within 15 business days, Deloitte & Touche L.L.P., or such other nationally recognized accounting firm or employee benefits firm acceptable to the Company and such Participant, shall be engaged by the Company to make its own determination with respect to the dispute and the determination by such firm shall be final and binding on the Company (including the Compensation Committee) and such Participant. If any firm is engaged with respect to any dispute as aforesaid, (i) such firm shall be instructed to make its determination as soon as practicable and to use such materiality standard as such firm may determine to be reasonable under the circumstances and (ii) the disputants shall provide such firm with all books, records and other information relevant to such dispute as such firm may reasonably request. No firm engaged as aforesaid shall be liable or responsible to the Company (including the Compensation Committee) or any Participant for any determination made by such firm in good faith.

     "Grade" shall mean when used with reference to any Participant for purposes of any action described in clauses (i) and (ii) of the definition of Good Reason, his or her salary classification by the Company immediately prior to such action.

     "Holdings" means Sterling Chemicals Holdings, Inc. and any successor to all or substantially all of the business, operations or assets thereof pursuant to a Change of Control.

     "Holdings Board" means the Board of Directors of Holdings.

     "Misconduct" shall mean, when used with reference to any Participant:

     (a) the commission by such Participant of acts that are both dishonest and demonstrably injurious to the Company (monetarily or otherwise) in any material respect;

     (b) the failure of such Participant to observe and comply with the Company's published policies relating to alcohol and drugs, harassment or antitrust;

     (c) the failure of such Participant to observe and comply with any other lawful published policy of the Company, but, in the case of any such failure that is capable of being remedied, only if such failure shall have continued unremedied for more than 30 days after written notice thereof is given to such Participant by Holdings and/or Chemicals;

     (d) the willful failure of such Participant to observe and comply with all lawful and ethical directions and instructions of the Holdings Board, the Chairman and/or the CEO;

     (e) the failure of such Participant to perform, in any material respect, his or her duties with the Company, but only if such failure was not caused by disability or incapacity and shall have continued unremedied for more than 30 days after written notice thereof is given to such Participant by Holdings and/or Chemicals;

     (f)  the conviction of such Participant for a felony offense; or

     (g) any willful conduct on the part of such Participant that prejudices, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large, but only if such Participant knew, or should have known, that such conduct could have such result.

For purposes of clauses (d) and (g) above, no act or failure to act on the part of any Participant shall be considered "willful" if such act or failure to act was done or omitted to be done by such Participant in good faith and with the reasonable belief that such Participant's action or omission was in the best interest of the Company. If any Participant is a party to a written employment agreement with the Company, then clause (d) above shall not apply to any directions or instructions that are contrary to or inconsistent with any of the positions, functions, duties or reporting responsibilities of such Participant as set forth in such written employment agreement or that violate any of such Participant's rights, privileges or immunities under such employment agreement. In case of any dispute regarding whether or not any conduct by a Participant meets any of the standards set forth in clauses (a) through (g) above, the burden of proof shall rest with the Company.

     "Participants" shall mean, except as otherwise provided in Section 2.01(c), those employees of Holdings or any Subsidiary who are from time to time designated by the Compensation Committee as Participants in accordance with
Section 2.01(b).

     "Pension Plan" shall mean the Sterling Chemicals, Inc. Amended and Restated Salaried Employees' Pension Plan (effective as of May 1, 1996) or any successor plan.

     "Plan" shall mean this Second Amended and Restated Key Employee Protection Plan, as amended, supplemented or modified from time to time in accordance with its terms.

     "Qualified Plan" shall mean a "qualified plan" within the meaning of section 401(a) of the Code.

     "Severance Amount" has the meaning specified in Section 2.02(a)(i).

     "Subsidiary" shall mean any corporation, limited partnership, general partnership, limited liability company or other form of entity a majority of any class of voting stock or other voting rights of which is owned, directly or indirectly, by Holdings.

     "Targeted Bonus" shall mean, when used with reference to any Participant at any time, the amount determined by multiplying (i) the annual base salary of such Participant in effect immediately prior to the earlier of (A) the date on which an event occurs that results in such Participant terminating his or her employment for Good Reason and (B) the actual date of such Participant's termination by the Company for any reason other than Misconduct or Disability times (ii) such Participant's Target Bonus Percentage, if any, in effect on such earlier date under the Company's bonus plan for salaried employees.

     "Termination Date" shall mean, with respect to any Participant, the termination date specified in the Termination Notice delivered by such Participant to the Company in accordance with Section 3.01 or the actual date of termination of such Participant's employment by the Company for any reason other than Misconduct or Disability, as applicable.

     "Termination Notice" shall mean, as appropriate, (a) a notice from a Participant to Holdings purporting to terminate such Participant's employment for Good Reason in accordance with Section 3.01 or (b) a notice from Holdings and/or Chemicals to any Participant purporting to terminate such Participant's employment for Misconduct or Disability in accordance with Section 3.02.

     Section 1.02. Interpretation. In this Plan, unless a clear contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision, (b) reference to any Article or Section, means such Article or Section hereof and (c) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                                   ARTICLE II

                            Eligibility and Benefits

     Section 2.01. Eligible Employees. (a) This Plan is only for the benefit of Participants, and no other employees or personnel shall be eligible to participate in this Plan or to receive any rights or benefits hereunder.

     (b) The Compensation Committee shall be authorized from time to time to designate one or more members of a select group of management or highly compensated employees of the Company as Participants. Each such designation shall be evidenced by an Instrument of Designation signed by Holdings and the Participant substantially in the form of Exhibit A hereto. Each such Instrument of Designation, and the designation evidenced thereby, shall be binding on the Company.

     (c) In the event that the Holdings Board determines in good faith that any Participant is no longer a key employee of the Company and thus should not continue to participate in this Plan, the Holdings Board shall be permitted, subject to the limitations set forth below, to terminate such Participant's participation in this Plan on such date as shall be specified by written notice delivered to such Participant not less than 60 days prior to the date so specified, which notice shall state that it is a termination notice given pursuant to this Section 2.01(c). Upon the effective date of such termination, such Participant shall cease to be a Participant and, accordingly, such Participant shall no longer be entitled to receive any rights or benefits hereunder; provided, however, that such termination shall not affect the rights or benefits of such Participant or the obligations of the Company accrued under this Plan as of the effective date of such termination or the rights or benefits of such Participant or the obligations of the Company accruing under this Plan after the effective date of such termination on account of any Change of Control that occurred on or before such effective date or that occurs within 180 days after such effective date. Notwithstanding the foregoing, the Compensation Committee shall not be permitted to terminate any Participant's participation in this Plan unless the sole reason therefor is that, in the good faith opinion of the Compensation Committee, such Participant has ceased to be a key employee of the Company and thus should not continue to participate in this Plan. Without limitation of the foregoing, the Compensation Committee may not terminate any Participant's participation in this Plan if such termination is directly or indirectly related to, connected with, in anticipation of, in furtherance of, pursuant to the terms of or during the pendency of any Change of Control or is for the purpose of directly or indirectly encouraging or facilitating a Change of Control. In case of any dispute regarding whether or not any purported termination of any Participant's participation in this Plan is permitted by, or satisfies any of the requirements of, this paragraph (c), the burden of proof shall rest with the Company.

     Section 2.02. Description of Benefits Triggered by Termination following a Change of Control. (a) Each Participant shall be entitled to receive the benefits described below if a Change of Control occurs after the Effective Date and if, during the period commencing 180 days prior to the date on which such Change of Control occurs and ending two years after the date on which such Change of Control occurs, either such Participant terminates or has terminated his or her employment for Good Reason in accordance with Section 3.01 or the Company terminates or has terminated such Participant's employment for any reason other than a termination for Misconduct or Disability in accordance with
Section 3.02:

          (i) the Company shall pay to such Participant, within 30 days after such Participant's Termination Date or, in the event that such Participant's Termination Date occurred within the 180-day period immediately preceding the occurrence of a Change of Control, within 30 days after such Change of Control, a lump sum cash payment equal to the sum of
     (A) the amount (the "Severance Amount") determined (subject to Section 2.04(b)) by multiplying the Annual Compensation of such Participant times the Applicable Multiplier, plus (B) all unused vacation time accrued by such Participant as of the Termination Date under the Company's vacation policy, plus (C) all accrued but unpaid compensation earned by such Participant as of the Termination Date, plus (D) all unpaid vested benefits earned or accrued by such Participant as of the Termination Date under any Benefit Plan (other than a Qualified Plan) in effect immediately prior to the date on which the Change of Control occurs; provided, however, that any amounts payable to any Participant pursuant to this clause (i) shall be reduced by an amount equal to the aggregate amount previously paid to such Participant by the Company pursuant to Section 2.03 by reference to this clause (i); and

          (ii) for a period of 24 months (including 18 months of COBRA coverage) following the Termination Date (including any period during which such Participant was covered by such plans and programs pursuant to Section 2.03), such Participant shall continue to be covered by all life, health care, medical and dental insurance plans and programs (excluding disability) of the Company by which he or she was covered on the Termination Date notwithstanding any subsequent termination or amendment of any such plan or programs and notwithstanding any eligibility provisions thereof to the contrary, provided that (A) such Participant makes a timely COBRA election following the Termination Date and (B) such Participant pays the regular employee premium required by such plans and programs or by COBRA, as the case may be.

     (b) No Participant shall be entitled to receive any of the benefits described in this Section 2.02 on account of any Change of Control unless such Change of Control occurred (i) while such Participant was employed by the Company or (ii) within 180 days after such Participant's Termination Date.

     Section 2.03. Description of Benefits Triggered by Termination Without a Change of Control. If, under circumstances where Section 2.02 is inapplicable, any Participant terminates his or her employment for Good Reason in accordance with Section 3.01 or the Company terminates such Participant's employment for any reason other than a termination for Misconduct or Disability in accordance with Section 3.02, then such Participant shall be entitled to receive, and the Company shall be obligated to pay and provide, all the benefits described in
Section 2.02 the same as if a Change of Control had occurred on the date which is 60 days prior to the relevant Termination Date; provided, however, that, for purposes of calculating the Severance Amount payable to such Participant under this Section 2.03, the Applicable Multiplier of such Participant shall be reduced by 50%. In the case of each termination of employment covered by this
Section 2.03, a Change of Control shall be deemed to have occurred on the date which is 60 days prior to the relevant Termination Date and, accordingly, all other provisions of this Plan shall be construed as if a Change of Control had actually occurred on such date.

     Section 2.04. Additional Provisions Relating to Benefits under Sections
2.02 and 2.03. (a) Anything in this Plan to the contrary notwithstanding, (i) the Company shall not be obligated to pay a Severance Amount to any Participant below Grade S23 or continue the non-COBRA benefits described in Section 2.02(a)(ii) for such Participant if the Termination Date is after such Participant's normal Retirement Date (as defined in the Pension Plan) and (ii) the Company's obligation to continue the benefits described in Section 2.02(a)(ii) for any Participant shall cease if and when such Participant becomes employed, on a full-time basis, by a third party which provides such Participant with substantially similar benefits.

     (b) Anything in this Plan to the contrary notwithstanding, the amount of the Severance Amount payable to any Participant under this Plan shall be reduced by the aggregate amount of all separation, severance or termination payments due to such Participant under (i) any Benefit Plan (other than this Plan), (ii) any agreement between such Participant and the Company or (ii) any applicable law, statute, rule, regulation, order or decree (or other pronouncement having the effect of law) of any nation or governmental authority.

     Section 2.05. Certain Additional Payments by the Company. Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution to or for the benefit of any Participant under this Plan (the "Triggering Payment") would be subject to the excise tax imposed by
Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, being collectively referred to below as the "Excise Tax"), then such Participant shall be entitled to receive from the Company an additional payment (the "Gross-Up Payment") in an amount such that after payment by such Participant of all taxes (including any interest or penalties imposed with respect to such taxes) including any Excise Tax imposed on the Gross-Up Payment, such Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Triggering Payment. Notwithstanding the foregoing, in no event shall any Participant be entitled to receive a Gross-Up Payment greater than 25% of such Participant's Annual Compensation. All determinations required to be made under this Section 2.05 with respect to a particular Participant shall be made by the independent accounting firm then retained by Holdings in the ordinary course of business (which firm shall provide detailed supporting calculations to the Company and such Participant) and such determinations shall be final and binding on the Company (including the Compensation Committee) and all Participants.

     Section 2.06. Cost of Plan; Plan Unfunded; Participant's Rights Unsecured. The entire cost of this Plan shall be borne by the Company, and no contributions shall be required of the Participants. The Company shall not be required to establish any special or separate fund or make any other segregation of funds or assets to assure the payment of any benefit hereunder. The right of any Participant to receive the benefits provided for herein shall be an unsecured claim against the general assets of the Company.

                                   ARTICLE III

                               Termination Notices

     Section 3.01. Termination Notices from Participants. For purposes of this Plan, in order for any Participant to terminate his or her employment for Good Reason, such Participant must give a written notice of termination to Holdings and/or Chemicals, which notice shall be in writing and signed by such Participant, shall be dated the date it is given to Holdings and/or Chemicals, shall specify the termination date and shall state that the termination is for a Good Reason and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such Good Reason. Any Termination Notice given by a Participant that is not in compliance, in all material respects, with the foregoing requirements shall be invalid and ineffective for purposes of this Plan. If Holdings or Chemicals receives from any Participant a

Termination Notice that it believes is invalid and ineffective as aforesaid, it shall promptly notify such Participant of such belief and the reasons therefor.

     Section 3.02.Termination Notices from Company. For purposes of this Plan, in order for the Company to terminate any Participant's employment for Misconduct, Holdings and/or Chemicals must give a written notice of termination to such Participant, which notice shall be dated the date it is given to such Participant, shall specify the termination date and shall state that the termination is for Misconduct and shall set forth in reasonable detail the particulars thereof. For purposes of this Plan, in order for the Company to terminate any Participant's employment for Disability, Holdings and/or Chemicals must give a written notice of termination to such Participant, which notice shall be dated the date it is given to such Participant, shall specify the termination date and shall state that the termination is for Disability and shall set forth in reasonable detail the particulars thereof. Any Termination Notice given by Holdings and/or Chemicals that is not in compliance, in all material respects, with the foregoing requirements shall be invalid and ineffective for purposes of this Plan. Any Termination Notice purported to be given by Holdings and/or Chemicals to any Participant after the death or retirement of such Participant shall be invalid and ineffective.

                                   ARTICLE IV

                               Dispute Resolution

     Section 4.01. Negotiation. Subject to Section 4.03, in case a dispute or controversy shall arise between any Participant (or any person claiming by, through or under any Participant) and the Company (including the Compensation Committee) relating to or arising out of this Plan, either disputant may give written notice to the other disputant ("Dispute Notice") that it wishes to resolve such dispute or controversy by negotiations, in which event the disputants shall attempt in good faith to negotiate a resolution of such dispute or controversy. If the dispute or controversy is not so resolved within 30 days after the effective date of the Dispute Notice, subject to Section 4.03, either disputant may initiate arbitration of the matter as provided in Section 4.02. All negotiations pursuant to this Section 4.01 shall be held at the Company's principal offices in Houston, Texas (or such other place as the disputants shall mutually agree) and shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

     Section 4.02. Arbitration. Subject to Section 4.03, any dispute or controversy arising out of or relating to this Plan which has not been resolved by negotiations in accordance with Section 4.01 within 30 days of the effective date of the Dispute Notice shall, upon the written request of either disputant, be finally settled by arbitration conducted expeditiously in accordance with the labor arbitration rules of the American Arbitration Association. The arbitrator shall be not empowered to award damages in excess of compensatory damages and each disputant shall be deemed to have irrevocably waived any damages in excess of compensatory damages. The arbitrator's decision shall be final and legally binding on the disputants and their successors and assigns. The fees and expenses of the arbitrator shall be borne solely by the prevailing disputant or, in the event there is no clear prevailing disputant, as the arbitrator deems appropriate. All arbitration conferences and hearings shall be held in Houston, Texas.

     Section 4.03. Exclusivity, etc. The dispute resolution procedures set forth in Sections 4.01 and 4.02 shall not apply to any matter which, by the express provisions of this Plan, is to be finally determined by the Compensation Committee or by an accounting firm or employee benefits firm. No legal action may be brought with respect to this Plan except for the purpose of specifically enforcing the provisions of this Article IV or for the purpose of enforcing any arbitration award made pursuant to Section 4.02.

                                    ARTICLE V

                            Miscellaneous Provisions

     Section 5.01. Cumulative Benefits. Except as provided in Section 2.04(b), the rights and benefits provided to any Participant under this Plan are cumulative of, and are in addition to, all of the other rights and benefits provided to such Participant under any Benefit Plan or any agreement between such Participant and the Company.

     Section 5.02. No Mitigation. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking or accepting other employment following a termination of his or her employment with the Company or otherwise, nor shall the amount of any payment provided for in this Plan be reduced by any compensation or benefit earned by a Participant as the result of employment by another employer or by retirement benefits. The Company's obligations to make payments to any Participant required under this Plan shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against such Participant.

     Section 5.03. Amendment and Termination. (a) The Holdings Board and the Chemicals Board shall be entitled to terminate this Plan at any time and for any reason; provided, however, that in no event shall such termination become effective with respect to any Participant prior to 90 days after notice of such termination is given to such Participant.

     (b) The Holdings Board and the Chemicals Board shall be entitled to amend this Plan at any time and for any reason; provided, however, that no amendment that would effectively reduce, alter, suspend or otherwise impair or prejudice the rights and benefits (whether accrued or unaccrued) of any Participant in any material respect (a "Material Amendment") shall become effective with respect to any Participant prior to 90 days after notice of such amendment is given to such Participant. For purposes of this paragraph (b), the termination of a Participant's participation in this Plan in accordance with Section 2.01(c) shall not be deemed to be an amendment of this Plan.

     (c) Notwithstanding the foregoing, no termination of this Plan and no Material Amendment shall be effective with respect to, binding upon or reduce any benefits payable hereunder to, any person who at the time is a Participant if such termination or Material

Amendment is (i) directly or indirectly related to, connected with, in anticipation of, in furtherance of, pursuant to the terms of or during the pendency of any Change of Control or is for the purpose of directly or indirectly encouraging or facilitating a Change of Control or (ii) made within 180 days prior to the date of any Change of Control.

     (d) No termination or amendment of this Plan shall affect the rights or benefits of any Participant or the obligations of the Company accrued under this Plan as of the effective date of such termination or amendment or any of the rights or benefits of such Participant or the obligations of the Company accruing under this Plan after the effective date of such termination or amendment on account of any Change of Control that occurred prior to such effective date or within 180 days after such effective date. If any Participant shall become entitled to benefits under this Plan during the term of this Plan, then, notwithstanding the termination or amendment of this Plan, the benefits payable hereunder to such Participant shall be paid in full.

     (e) In case of any dispute regarding whether or not any purported termination or amendment of this Plan is permitted by, or satisfies any of the requirements of, this Section 5.03, the burden of proof shall rest with the Company.

     Section 5.04. Enforceability. The provisions of this Plan (i) are for the benefit of, and may be enforced directly by, each Participant the same as if the provisions of this Plan were set forth in their entirety in a written instrument executed and delivered by the Company and such Participant and (ii) constitute a continuing offer to all present and future Participants. Holdings and Chemicals, by their adoption of this Plan, (a) acknowledge and agree that each present and future Participant has relied upon and will continue to rely upon the provisions of this Plan in becoming, and serving as, an employee of the Company, (b) waive reliance upon, and all notices of acceptance of, this Plan by the Participants and (c) acknowledge and agree that no present or future Participant shall be prejudiced in his or her right to enforce directly the provisions of this Plan in accordance with the terms by any act or failure to act on the part of the Company.

     Section 5.05. Administration. (a) The Compensation Committee shall have full and final authority to make determinations with respect to the administration of this Plan, to construe and interpret its provisions and to take all other actions deemed necessary or advisable for the proper administration of this Plan, but such authority shall be subject to the provisions of this Plan. Subject to Section 2.02(c), the Compensation Committee shall have no authority to change or modify the level of benefits provided for Participants under this Plan. No discretionary action by the Compensation Committee shall amend or supersede the express provisions of this Plan. In making determinations and taking other actions with respect to this Plan, the members of the Compensation Committee will be deemed to be fiduciaries with the same duties imposed upon plan fiduciaries by the Employee Retirement Income Security Act of 1974.

     (b) The members of the Compensation Committee shall receive no additional compensation for their services relating to this Plan. Any expenses properly incurred by the Compensation Committee incident to this Plan, including the cost of any bond required by applicable law, shall be paid by the Company.

     (c) The Company shall indemnify and hold harmless each member of the Compensation Committee against and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

     Section 5.06. Release of Claims. As a condition to receipt of the benefits under this Plan, a Participant will be required to sign an agreement, to be prepared by Holdings, in which he or she releases the Company and its successors, assigns, divisions, subsidiaries, representatives, agents, officers, directors, stockholders, and employees from any claims, demands and/or causes of action relating to or arising out of the termination of his or her employment with the Company, including, but not limited to any statutory claims under the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Civil Rights Acts of 1964 and 1991, and/or the Texas Commission on Human Rights Act.

     Section 5.07. Assignability. The Company shall have the right to assign this Plan and to delegate its duties and obligations hereunder, but not otherwise; provided, however, that no such assignment shall relieve or discharge the Company of or from any of its obligations under this Plan. Unless otherwise approved by the Compensation Committee, no Participant shall transfer or assign any of his or her rights under this Plan except by will or the laws of descent and distribution.

     Section 5.08. Consolidations, Mergers, Etc. Each of Holdings and Chemicals will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business, operations or assets to expressly assume and agree to perform this Plan in writing, in the same manner and to the same extent that Holdings or Chemicals, as the case may be, would be required to perform hereunder if no such succession had taken place.

     Section 5.09. Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns. This Plan and all rights of each Participant shall inure to the benefit of and be enforceable by such Participant and his or her personal or legal representatives, executors, administrators, heirs and permitted assigns. If any Participant should die while any amounts are due and payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant's devisees, legatees or other designees or, if there be no such devisees, legatees or other designees, to such Participant's estate.

     Section 5.10. Notices. All notices and other communications provided for in this Plan shall be in writing and shall be sent, delivered or mailed, addressed as follows: (i) if to

Holdings, Chemicals or any other Subsidiary, at Holdings' principal office address or such other address as Holdings may have designated by written notice to all Participants for purposes hereof, directed to the attention of the Treasurer, and (ii) if to any Participant, at his or her residence address on the records of Holdings or to such other address as he or she may have designated to Holdings in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given or mailed by United States registered mail, return receipt requested, postage prepaid, except that any change of notice address shall be effective only upon receipt.

     Section 5.11. Tax Withholdings. The Company shall have the right to deduct from any payment hereunder all taxes (federal, state or other) which it is required to be withhold therefrom.

     Section 5.12. No Employment Rights Conferred. Nothing contained in this Plan shall (i) confer upon any Participant any right with respect to continuation of employment with the Company or (ii) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company to terminate such Participant's employment at any time.

     Section 5.13. Governing Law. This Plan shall be governed in accordance with the laws of the State of Texas and applicable federal law.

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Plan by the Holdings Board and the Chemicals Board, Holdings and Chemicals have each caused this Plan to be duly executed in its name and behalf by its proper officer thereunto duly authorized as of the Effective Date.

                                      STERLING CHEMICALS HOLDINGS, INC.



                                      By:
                                          --------------------------------------
                                          Frank P. Diassi, Chairman of the Board



                                      STERLING CHEMICALS, INC.



                                      By:
                                          --------------------------------------
                                          Frank P. Diassi, Chairman of the Board

                                    EXHIBIT A

                        STERLING CHEMICALS HOLDINGS, INC.

                            Instrument of Designation


     THIS INSTRUMENT OF DESIGNATION (this "Instrument") is intended to evidence the designation by the Compensation Committee of the Board of Directors of Sterling Chemicals Holdings, Inc., a Delaware corporation (the "Corporation"), of the undersigned employee as a "Participant," within the meaning of that certain Key Employee Protection Plan of the Corporation and Sterling Chemicals Holdings, Inc., a Delaware corporation, with an Applicable Multiplier (as defined therein) of _____________.

     IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Instrument effective as of the date set forth below.



Dated:                                   STERLING CHEMICALS HOLDINGS, INC.
       -------------------


                                         By:
                                             -----------------------------------
                                         Printed Name:
                                                       -------------------------
                                         Title:
                                                --------------------------------


EMPLOYEE:



---------------------------------------
Printed Name:
              -------------------------

                                                                    EXHIBIT 10.3

                        STERLING CHEMICALS HOLDINGS, INC.
                            STERLING CHEMICALS, INC.

                     AMENDED AND RESTATED SEVERANCE PAY PLAN


                             PRELIMINARY STATEMENTS

A. Sterling Chemicals Holdings, Inc. and Sterling Chemicals, Inc. are Delaware corporations.

B. On March 8, 2001, the Holdings Board and the Chemicals Board (as such terms are defined below) approved a severance pay plan (the "Existing Plan").

C. On July 13, 2001, the Holdings Board and the Chemicals Board approved certain amendments to the Existing Plan.

D. The Holdings Board and the Chemicals Board desire to document such amendments to the Existing Plan by amending and restating the Existing Plan in its entirety, effective as of July 13, 2001 (the "Effective Date").

     NOW, THEREFORE, the Existing Plan is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

                         Definitions and Interpretations

     Section 1.01. Definitions. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided or as the context shall otherwise require:

     "Applicable Multiplier" has the meaning specified in Section 2.02(a).

     "Base Salary" has the meaning specified in Section 2.02(a).

     "Benefit Plan" means any employee benefit plan (including any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974), program, arrangement or practice maintained, sponsored or provided by Holdings or any Subsidiary, including those relating to bonuses, incentive compensation, retirement benefits, stock options, stock ownership or stock awards, healthcare and medical benefits, disability benefits, death benefits, disability, life, accident and travel insurance, sick leave, vacation pay or termination pay, as amended, or any successor to any of such plans.

     "Change of Control" means the occurrence of any of the following events:
(i) Holdings shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned Subsidiary); (ii) Holdings or Chemicals is dissolved and liquidated; (iii) Chemicals sells, leases or exchanges all of its assets or a Substantial Part of its Assets (other than in the ordinary course of business) to any other person or entity (other than Holdings or another wholly-owned Subsidiary); (iv) Chemicals ceases to be a wholly-owned Subsidiary of Holdings for any reason other than a merger, consolidation or other reorganization in which Holdings or a wholly-owned Subsidiary is the surviving entity; (v) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than one or more of the Excluded Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person will be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the then outstanding shares of Holdings' that are normally entitled to vote in the election of directors (based upon voting power); (vi) individuals who as of March 8, 2001 constituted the Holdings Board (together with any new directors whose election by the Holdings Board or whose nomination for election by the stockholders of Holdings was approved by a majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Holdings Board then in office; or
(vii) the Company sells, leases or exchanges all or substantially all of the assets or capital securities of any of its strategic business units (each, an "SBU") to any other person or entity (other than Holdings or another wholly-owned Subsidiary); provided, however, that any such sale, lease or exchange shall not constitute a "Change of Control" for purposes of this clause
(vii) with respect to any Participant who was not assigned to work on a full-time basis in the relevant SBU at the time of such sale, lease or exchange and, provided further, that the sale, lease or exchange of all or substantially all of the assets or capital securities of Sterling Fibers, Inc. or Sterling Chemicals Acquisitions, Inc. (or any of its direct or indirect subsidiaries) shall not constitute a "Change of Control" with respect to any Participant.

     "Chemicals" means Sterling Chemicals, Inc. and any successor to all or substantially all of the business, operations or assets thereof.

     "Chemicals Board" means the Board of Directors of Chemicals.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. Reference in this Plan to COBRA shall be deemed to include any amendments or successor provisions to COBRA and any regulations thereunder.

     "Code" means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     "Company" means Holdings and the Subsidiaries, including Chemicals.

     "Compensation Committee" means the Compensation Committee of Holdings.

     "Disability" means, with respect to any Participant, a physical or mental condition of such Participant that results in such Participant becoming eligible for long term disability benefits under the Company's long term disability Benefit Plan.

     "Excluded Holders" means the parties, as of March 8, 2001, to that certain Sterling Chemicals Holdings, Inc. Stockholders Agreement dated effective as of August 21, 1996, as amended.

     "Good Reason" means, with respect to any Participant, any of the following actions or failures to act, but in each case only if it occurs (a) on or after the date that is 180 days prior to the date on which a Change of Control occurs and (b) while such Participant is employed by Holdings or any Subsidiary, and then only if it is not consented to by such Participant in writing:

     (i) a material reduction by the Company in such Participant's total compensation in effect immediately prior to the effective date of such reduction;

     (ii) the failure of the Company to continue such Participant's eligibility for participation in employee benefit plans, programs, arrangements and practices providing benefits that, in the aggregate, are at least as favorable to such Participant as those provided under the Benefit Plans in which he or she was a participant immediately prior to the effective date of such failure;

     (iii)the failure of the Company to maintain employee benefit plans, programs, arrangements and practices entitling such Participant to benefits that, in the aggregate, are at least as favorable to such Participant as those available to such Participant under the Benefit Plans in which he or she was a participant immediately prior to the effective date of such failure; or

     (iv) any change of more than 75 miles (or, in the case of any Participant for whom the Compensation Committee has approved a shorter distance, such shorter distance) in the location of the principal place of employment of such Participant immediately prior to the effective date of such change.

For purposes of this definition, any action or failure to act described in clauses (i) through (iv) above shall cease to be a Good Reason with respect to any Participant on the date which is 30 days after such Participant acquires actual knowledge of such action or failure to act unless, prior to such date, such Participant gives a Termination Notice pursuant to Section 2.05. In the event of any dispute between the Company, on the one hand, and any Participant, on the other hand, with respect to the amount of total compensation of such

Participant for purposes of clause (i) above or the aggregate value or level of any of such Participant's benefits for purposes of clause (ii) or (iii) above, the Company and such Participant shall use their best efforts to resolve such dispute themselves. If they are unable to resolve the dispute within 15 business days, Deloitte & Touche L.L.P., or such other nationally recognized accounting firm or employee benefits firm acceptable to the Company and such Participant, shall be engaged by the Company to make its own determination with respect to the dispute and the determination by such firm shall be final and binding on the Company (including the Compensation Committee) and such Participant. In case of any dispute regarding the amount of total compensation of a Participant or the value or level of a Participant's benefits, the burden of proof shall rest with the Participant. If any firm is engaged with respect to any dispute as aforesaid, (A) such firm shall be instructed to make its determination as soon as practicable and to use such materiality standard as such firm may determine to be reasonable under the circumstances and (B) the disputants shall provide such firm with all books, records and other information relevant to such dispute as such firm may reasonably request. No firm engaged as aforesaid shall be liable or responsible to the Company (including the Compensation Committee) or any Participant for any determination made by such firm in good faith. In case of any claim that such firm did not act in good faith, the burden of proof shall rest with the person or entity claiming the absence of good faith.

     "Holdings" means Sterling Chemicals Holdings, Inc. and any successor to all or substantially all of the business, operations or assets thereof.

     "Holdings Board" means the Board of Directors of Holdings.

     "Misconduct" means, with respect to any Participant:

     (i) the commission by such Participant of acts that are both dishonest and demonstrably injurious to the Company (monetarily or otherwise) in any material respect;

     (ii) the failure of such Participant to observe and comply with the Company's published policies relating to alcohol and drugs, harassment or compliance with applicable laws;

     (iii) the failure of such Participant to observe and comply with any other lawful published policy of the Company, but, in the case of any such failure that is capable of being remedied, only if such failure shall have continued unremedied for more than 30 days after written notice thereof is given to such Participant by Holdings or Chemicals;

     (iv) the willful failure of such Participant to observe and comply with all lawful and ethical directions and instructions of the Holdings Board, any person to whom such Participant reports or any person who has greater authority than such Participant with respect to the relevant directions or instructions;

     (v) the failure of such Participant to perform, in any material respect, his or her duties with the Company, but only if such failure was not caused by disability or incapacity and shall have continued unremedied for more than 30 days;

     (vi)  the conviction of such Participant for a felony offense; or

     (vii) any willful conduct on the part of such Participant that prejudices, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large, but only if such Participant knew, or should have known, that such conduct could have such result.

If any Participant is a party to a written employment agreement with the Company, then clause (iv) above shall not apply to any directions or instructions that are contrary to or inconsistent with any of the positions, functions, duties or reporting responsibilities of such Participant as set forth in such written employment agreement or that violate any of such Participant's rights, privileges or immunities under such employment agreement. In case of any dispute regarding whether or not any conduct by a Participant meets any of the standards set forth in clauses (i) through (vii) above, the burden of proof shall rest with the Company.

     "Participants" means all non-union employees of the Company (salaried and hourly) who are based in the United States; provided, however, that no employee of the Company that was given notice of his or her termination or layoff, or proposed termination or layoff, prior to April 1, 2001 shall be a Participant hereunder and, provided further, that, except as the Compensation Committee may otherwise provide in writing, any individual who is not paid through the Company's payroll system, or who is classified by the Company for purposes of this Plan as an independent contractor (or some other non-common law employee category), shall not be a "Participant" under this Plan, notwithstanding such individual's subsequent or retroactive (i) payment through the Company's payroll system or (ii) classification or reclassification for tax or other purposes.

     "Pension Plans" means the Sterling Chemicals, Inc. Amended and Restated Salaried Employees' Pension Plan (effective as of May 1, 1996), as amended, and the Sterling Chemicals, Inc. Hourly Paid Employees' Pension Plan (effective as of May 1, 1996), as amended, or any successor to either of such plans.

     "Plan" means this Severance Pay Plan, as amended, supplemented or modified from time to time in accordance with its terms.

     "Severance Amount" has the meaning specified in Section 2.02(a)(i).

     "Subsidiary" means any corporation, limited partnership, general partnership, limited liability company or other form of entity a majority of any class of voting stock or other voting rights of which is owned, directly or indirectly, by Holdings.

     "Substantial Part of its Assets" means (i) all or substantially all of the assets of the Company comprising its Texas City, Texas facility or (ii) all or substantially all of the assets of the Company comprising its pulp chemicals business.

     "Termination Date" means, with respect to any Participant, the termination date specified in the Termination Notice delivered by such Participant to the Company in accordance with Section 2.05 or the actual date of termination of such Participant's employment by the Company for any reason other than Misconduct or Disability.

     "Termination Notice" means, with respect to any Participant, a notice from such Participant to Holdings purporting to terminate such Participant's employment for Good Reason in accordance with Section 2.05.

     "Years of Service" means, with respect to any Participant, the number of years of service as of such Participant's Termination Date which is recognized by the Company for such Participant for vesting purposes under the Pension Plan in which such Participant participates as of such Participant's Termination Date; provided, however, that any fractional Year of Service shall be rounded up to the next full Year of Service.

     Section 1.02. Interpretation. In this Plan, unless a clear contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision, (b) reference to any Article or Section, means such Article or Section hereof and (c) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                                   ARTICLE II

                            Eligibility and Benefits

     Section 2.01. Eligible Employees. This Plan is only for the benefit of Participants, and no other employees or personnel shall be eligible to participate in this Plan or to receive any rights or benefits hereunder.

     Section 2.02. Description of Benefits. (a) Each Participant shall be entitled to receive the benefits described below if (i) a Change of Control occurs after April 1, 2001 and (ii) during the period commencing 180 days prior to the date on which such Change of Control occurs and ending 180 days after the date on which such Change of Control occurs, either such Participant terminates or has terminated his or her employment for Good Reason in accordance with Section 2.05 or the Company terminates or has terminated such Participant's employment for any reason other than a termination for Misconduct or Disability:

          (i) subject to any reduction pursuant to Section 2.03(b), the Company shall pay to such Participant, within 30 days after such Participant's Termination Date or, in the event that such Participant's Termination Date occurred within the 180-day period immediately preceding the occurrence of a Change of Control, within 30 days after such Change of Control, a lump sum cash payment equal to such Participant's Base Salary times such Participant's Applicable Multiplier (the "Severance Amount"); and

          (ii) for a period of six months following such Participant's Termination Date, the COBRA premium required to be paid by such Participant for coverage under the Company's medical and dental insurance plans shall not exceed the regular premiums required to be paid by active employees for similar coverage under such plans; provided, however, that the benefits provided under this clause (ii) shall only be available to such Participant if such Participant (or his or her qualified beneficiaries) makes a timely COBRA election on or after such Participant's Termination Date to continue coverage under such medical and dental insurance plans and pays the regular employee premium required by such plans and, provided further, that during such six-month period, the Company shall not amend any such medical or dental insurance plan to decrease or restrict eligibility for the benefits available thereunder or terminate any such medical or dental insurance plan without establishing a successor plan providing benefits that are at least equal to the benefits provided under the terminated plan.

For purposes of this Plan, "Base Salary" means, with respect to any Participant, such Participant's annual base salary immediately prior to the earlier of (A) the date on which an event occurs that results in such Participant terminating his or her employment for Good Reason and (B) the actual date of such Participant's termination by the Company for any reason other than Misconduct or Disability, and "Applicable Multiplier" means, with respect to any Participant, the greater of (x) 0.5 and (y) such Participant's Years of Service as of the earlier of (1) the date on which an event occurs that results in such Participant terminating his or her employment for Good Reason and (2) the actual date of such Participant's termination by the Company for any reason other than Misconduct or Disability times a fraction having a numerator of two and a denominator of 52; provided, however, that no Participant's Applicable Multiplier shall exceed 1.0.

     (b) No Participant shall be entitled to receive any of the benefits described in this Section 2.02 on account of any Change of Control unless such Change of Control occurred (i) while such Participant was employed by the Company or (ii) within 180 days after such Participant's Termination Date unless the Company terminates such Participant's employment prior to such Change of Control and such termination was directly or indirectly related to, connected with, in anticipation of, in furtherance of, pursuant to the terms of or during the pendency of such Change of Control or is for the purpose of directly or indirectly encouraging or facilitating such Change of Control.

     (c) Notwithstanding anything to the contrary contained in this Plan, the benefits made available under this Plan to Participants expressly exclude outplacement services and financial counseling.

     (d) Participation in this Plan is voluntary. The Company may require that each eligible employee execute a participation agreement as a condition to becoming a Participant hereunder. By agreeing to participate in this Plan, or by accepting any benefits under this Plan, a Participant unconditionally agrees for all purposes under this Plan to be bound by all of the terms and conditions of this Plan, including the provisions of Article III hereof.

     Section 2.03. Additional Provisions Relating to Benefits under Sections
2.02. (a) Notwithstanding anything to the contrary contained in this Plan, the Company's obligation to continue the benefits described in Section 2.02(a)(ii) for any Participant shall cease if and when such Participant ceases to be eligible to continue group health plan coverage under COBRA.

     (b) Notwithstanding anything to the contrary contained in this Plan, the amount of the Severance Amount payable to any Participant under this Plan shall be reduced, dollar for dollar, by the aggregate amount of all separation, severance or termination payments paid or payable to such Participant under (i) any Benefit Plan (other than this Plan and the Pension Plans), including the Company's Amended and Restated Key Employee Protection Plan, (ii) any agreement between such Participant and the Company or (iii) any applicable law, statute, rule, regulation, order or decree (or other pronouncement having the effect of law) of any nation or governmental authority, including the Worker Adjustment and Retraining Notification Act.

     Section 2.04. Cost of Plan; Plan Unfunded; Participant's Rights Unsecured. The entire cost of this Plan shall be borne by the Company, and no contributions shall be required of the Participants. The Company shall not be required to establish any special or separate fund or make any other segregation of funds or assets to assure the payment of any benefit hereunder. The right of any Participant to receive the benefits provided for herein shall be an unsecured claim against the general assets of the Company.

     Section 2.05. Termination Notices from Participants. For purposes of this Plan, in order for any Participant to terminate his or her employment for Good Reason, such Participant must give a written notice of termination to Holdings or Chemicals, which notice shall be in writing and signed by such Participant, shall be dated the date it is given to Holdings or Chemicals, shall specify the termination date, shall state that the termination is for a Good Reason and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such Good Reason.

                                   ARTICLE III

                     Claims Procedure and Dispute Resolution

     Section 3.01. Claims for Benefits. Any claim relating to benefits under this Plan shall be submitted in writing to the Compensation Committee in such manner as it may direct. If the Compensation Committee determines that any claimant is not entitled to receive all or part of the benefits claimed, it will mail or deliver written notice to such claimant of (a) its determination and the reasons therefor, with appropriate references to pertinent Plan provisions, and (b) the procedure for review of its determination. Such notice shall, if appropriate, also explain how a claimant may perfect the claim and why submission of additional information is necessary to do so. Such notice shall be provided within 90 days after submission of the claim. If the claimant does not receive notice of a decision within such 90-day period, the claimant's claim shall be deemed denied.

     Section 3.02. Administrative Appeal. An applicant for benefits whose claim has been denied in whole or in part, or the duly authorized representative of such claimant, may, within 60 days after receipt of written notice of such denial (or after the claim is deemed denied), request a review thereof and submit to the Compensation Committee in writing such additional information as the claimant desires. A claimant who submits a claim for review shall have a reasonable opportunity to submit issues and comments in writing and to review pertinent documents. The Compensation Committee will then render its final decision with the specific reasons therefore (including references to pertinent Plan provisions) and notify the claimant in writing of such decision within 60 days after the submission of such request for review. If the claimant does not receive notice of such decision within such 60-day period, the claim for review shall be deemed denied.

     Section 3.03. Negotiation. Subject to Section 3.05, in case a dispute or controversy shall arise between any Participant (or any person claiming by, through or under any Participant) and the Company (including the Compensation Committee) relating to or arising out of this Plan or a benefit claim for which a final administrative appeal has been denied (or deemed denied) pursuant to
Section 3.02, either disputant may give written notice to the other disputant ("Dispute Notice") that it wishes to resolve such dispute or controversy by negotiations, in which event the disputants shall attempt in good faith to negotiate a resolution of such dispute or controversy. If the dispute or controversy is not so resolved within 30 days after the effective date of the Dispute Notice, subject to Section 3.05, either disputant may initiate arbitration of the matter as provided in Section 3.04. All negotiations pursuant to this Section 3.03 shall be held at the Company's principal offices in Houston, Texas (or such other place as the disputants shall mutually agree) and shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

     Section 3.04. Arbitration. Subject to Section 3.05, any dispute or controversy (a) which arises out of or relates to this Plan or a benefit claim for which a final administrative appeal has been denied (or deemed denied) pursuant to Section 3.02 and (b) which has not been resolved by negotiations in accordance with Section 3.03 within 30 days of the effective date of the Dispute Notice shall, upon the request of either disputant, be finally settled by arbitration conducted expeditiously in accordance with the labor arbitration rules of the American Arbitration Association. The arbitrator shall be not empowered to award damages in excess of compensatory damages and each disputant shall be deemed to have irrevocably waived any damages in excess of compensatory damages. The arbitrator's decision shall be final and legally binding on the disputants and their successors and assigns. The fees and expenses of the arbitrator shall be borne solely by the prevailing disputant or, in the event there is no clear prevailing disputant, as the arbitrator deems appropriate. All arbitration conferences and hearings shall be held in Houston, Texas.

     Section 3.05. Exclusivity, etc. The dispute resolution procedures set forth in Sections 3.03 and 3.04 shall not apply to any matter which, by the express provisions of this Plan, is to be finally determined by the Compensation Committee or by an accounting firm or employee benefits firm unless and until the Compensation Committee, accounting firm or employee benefits firm issues its decision (in the case of the Compensation Committee, in accordance with Sections
3.01 and 3.02). Any such determination by the Compensation Committee or an accounting firm or employee benefits firm shall be final and may not be overturned unless such determination is found to be arbitrary and capricious or an abuse of discretion. No legal action may be brought with respect to this Plan except for the purpose of specifically enforcing the provisions of this Article III or for the purpose of enforcing any arbitration award made pursuant to
Section 3.04.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.01. Cumulative Benefits. Except as provided in Section 2.03(b), the rights and benefits provided to any Participant under this Plan are cumulative of, and are in addition to, all of the other rights and benefits provided to such Participant under any Benefit Plan or any agreement between such Participant and the Company.

     Section 4.02. No Mitigation or Offset. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking or accepting other employment following a termination of his or her employment with the Company or otherwise. Except as otherwise provided in Section 2.03(a), the amount of any payment provided for in this Plan shall not be reduced by any compensation or benefit earned by a Participant as the result of employment by another employer or by retirement benefits.

     Section 4.03. Amendment and Termination. (a) The Holdings Board and the Chemicals Board shall be entitled to amend or terminate this Plan at any time and for any reason; provided, however, that no amendment or termination of this Plan shall affect the rights or benefits of any Participant or the obligations of the Company accrued under this Plan as of the effective date of such termination or amendment or any of the rights or benefits of such Participant or the obligations of the Company accruing under this Plan after the effective date of such termination or amendment on account of any Change of Control that occurred prior to such effective date.

     (b) Notwithstanding the foregoing, no termination of this Plan, and no amendment to this Plan that decreases or restricts benefits or eligibility hereunder, shall be effective with respect to, binding upon or reduce any benefits payable hereunder to, any person who at the time is a Participant if such termination or amendment is (i) directly or indirectly related to, connected with, in anticipation of, in furtherance of, pursuant to the terms of or during the pendency of any Change of Control or is for the purpose of directly or indirectly encouraging or facilitating a Change of Control, or (ii) made during the period commencing 180 days prior the date on which any Change of Control occurs and ending 180 days after the date on which such Change of Control occurs.

     Section 4.04. Administration. (a) The Compensation Committee is, as respects the rights and obligations of all parties with an interest in this Plan, given the powers, rights and duties specifically stated elsewhere in this Plan and, in addition, is given full power and final discretionary authority to:

          (i) make determinations with respect to the administration of this Plan, construe and interpret its provisions, take all other actions deemed necessary or advisable for the proper administration of this Plan and determine all questions arising under this Plan, including the power to determine the rights or eligibility of Participants and any other persons, and the amounts of their benefits under this Plan, and to remedy ambiguities, inconsistencies or omissions;

          (ii) adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of this Plan;

          (iii) enforce this Plan in accordance with its terms and in accordance with any rules of procedure and regulations adopted by the Compensation Committee pursuant to clause (ii) above; and

          (iv) employ agents, attorneys, accountants or other persons (who also may be employed by the Company), and allocate, delegate or reallocate to them such powers, rights and duties as the Compensation Committee may consider necessary or advisable to properly carry out the administration of this Plan; provided, however, that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons are in writing.

     (b) Subject to applicable law, any determination, construction or interpretation of the provisions of this Plan, and any decision on any matter within the discretion of the Compensation Committee, that is made by the Compensation Committee in good faith shall be binding on all persons. In case of any claim that the Compensation Committee (or any member thereof) did not act in good faith, the burden of proof shall rest with the person or entity claiming the absence of good faith.

     (c) The members of the Compensation Committee shall receive no additional compensation for their services relating to this Plan. Any expenses properly incurred by the Compensation Committee incident to this Plan, including the cost of any bond required by applicable law, shall be paid by the Company.

     (d) The Company shall indemnify and hold harmless each member of the Compensation Committee against and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

     Section 4.05. Release of Claims. As a condition to receipt of the benefits under this Plan, a Participant will be required to sign an agreement, to be prepared by Holdings, in which he or she unconditionally and irrevocably releases the Company and its successors, assigns, divisions, subsidiaries, representatives, agents, officers, directors, stockholders and employees from any claims, demands and causes of action relating to or arising out of the termination of his or her employment with the Company, including any statutory claims under the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Civil Rights Acts of 1964 and 1991 and the Texas Commission on Human Rights Act, but excluding, however, any claims, demands and causes of action pertaining to (a) any benefits that are to be provided after the date of such agreement pursuant to the terms of this Plan,
(b) such Participant's rights, if any, under the Company's Amended and Restated Key Employee Protection Plan (as the same may hereafter be amended or modified in accordance with its terms) or (c) such Participant's rights, if any, under any employment agreement between such Participant and the Company.

     Section 4.06. Assignability. The Company shall have the right to assign this Plan and to delegate its duties and obligations hereunder, but not otherwise; provided, however, that no such assignment shall relieve or discharge the Company of or from any of its obligations under this Plan. Unless otherwise approved by the Compensation Committee, no Participant shall transfer or assign any of his or her rights under this Plan except by will or the laws of descent and distribution. Except as otherwise provided by law, no benefit, right or interest of any Participant under this Plan shall be subject to pledge, encumbrance or charge, seizure, attachment or legal, equitable or other process, or be liable for, or subject to, debts, liabilities or other obligations.

     Section 4.07. Consolidations, Mergers, Etc. Each of Holdings and Chemicals will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business, operations or assets to expressly assume and agree to perform this Plan in writing, in the same manner and to the same extent that Holdings or Chemicals, as the case may be, would be required to perform hereunder if no such succession had taken place.

     Section 4.08. Benefit and Burden. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns. This Plan and all rights of each Participant shall inure to the benefit of and be enforceable by such Participant and his or her personal or legal representatives, executors, administrators, heirs and permitted assigns. If any Participant should die while any amounts are due and payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant's devisees, legatees or other designees or, if there be no such devisees, legatees or other designees, to such Participant's estate.

     Section 4.09. Notices. All notices and other communications provided for in this Plan shall be in writing and shall be sent, delivered or mailed, addressed
(a) if to Holdings, Chemicals or any other Subsidiary, at Holdings' principal office address or such other address as Holdings may have designated by written notice to all Participants for purposes hereof, directed to the attention of the Treasurer, and (b) if to any Participant, at his or her residence address on the records of Holdings or to such other address as he or she may have designated to Holdings in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given or mailed by United States registered mail, return receipt requested, postage prepaid, except that any change of notice address shall be effective only upon receipt.

     Section 4.10. Withholdings. The Company shall have the right to deduct from any payment hereunder all taxes (federal, state or other) and other payments which it is required to withhold therefrom.

     Section 4.11. No Employment Rights Conferred. Nothing contained in this Plan shall (i) confer upon any Participant any right with respect to continuation of employment with the Company or (ii) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company to terminate such Participant's employment at any time.

     Section 4.12. Governing Law. This Plan shall be governed in accordance with the laws of the State of Texas (without giving effect to conflicts of laws principles thereof) and applicable federal law.

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Plan by the Holdings Board and the Chemicals Board, Holdings and Chemicals have each caused this Plan to be duly executed in its name and behalf by its proper officer thereunto duly authorized as of March 8, 2001.



                                     STERLING CHEMICALS HOLDINGS, INC.



                                     By:
                                         ---------------------------------------
                                         Frank P. Diassi, Chairman of the Board

                                     STERLING CHEMICALS, INC.



                                     By:
                                         ---------------------------------------
                                         Frank P. Diassi, Chairman of the Board
unpaid Imposition, lien, encumbrance or charge at the time being contested in accordance with this Section 1.8) shall not be interfered with or otherwise affected, (g) in the case of any Insurance Requirement, the failure of the Mortgagor to comply therewith shall not affect the validity of any insurance required to be maintained by the Mortgagor under Section 2.1, and (h) that adequate reserves, determined in accordance with GAAP, shall have been set aside on the Mortgagor's books.

         SECTION 1.9. Leases. The Mortgagor represents and warrants to the Mortgagee that, as of the date hereof, there are no written or oral leases or other agreements of any kind or nature relating to the occupancy of any portion of the Property by any Person other than the Mortgagor other than the Permitted Encumbrances. Except as is permitted by the Credit Agreement, the Mortgagor will not enter into any such written or oral lease or other agreement with respect to any portion of the Property without first obtaining the written consent of the Mortgagee.

         SECTION 1.10. Compliance with Instruments. The Mortgagor at its expense will promptly comply in all material respects with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Property and all instruments creating or evidencing the same, in each case, to the extent compliance therewith is required of the Mortgagor under the terms thereof. Except as is permitted by the Credit Agreement, the Mortgagor will not take any action which may result in a forfeiture or termination of the rights afforded to the Mortgagor under any such instruments and will not, without the prior written consent of the Mortgagee, amend any of such instruments in any manner adverse to the Current Assets Lenders in any material respect.

         SECTION 1.11. Maintenance and Repair, etc. Subject to the provisions of
Section 1.12, the Mortgagor will keep or cause to be kept all presently and subsequently erected or acquired Improvements and the sidewalks, curbs, vaults and vault space, if any, located on or adjoining the same, and the streets and the ways adjoining the same, in good and substantial order and repair and in such a fashion that neither the value nor utility of the Collateral will be diminished, and, at its sole cost and expense, will promptly make or cause to be made all necessary and appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, so that its business carried on in connection therewith may be properly conducted at all times. The Mortgagor at its expense will do or cause to be done all shoring of foundations and walls of any building or other Improvements on the Property and (to the extent permitted by law) of the ground adjacent thereto, and every other act necessary or appropriate for the preservation and safety of the Property by reason of or in connection with any excavation or other building operation upon the Property and upon any adjoining property, whether or not the Mortgagor shall, by any Legal Requirement, be required to take such action or be liable for failure to do so.

         SECTION 1.12. Alterations, Additions, etc. So long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have the right at any time and from time to time to make or cause to be made reasonable alterations of and additions to the Property or any part thereof, provided that any alteration or addition: (a) shall not change the general character or the use of the Property or reduce the fair market value thereof below its value immediately before such alteration or addition, or impair the usefulness of the Property; (b) is effected with due diligence, in a good and workmanlike manner and in compliance in all material respects with all


                                    I-1-B-8

Legal Requirements and Insurance Requirements; (c) subject to Section 1.8 is promptly and fully paid for, or caused to be paid for, by the Mortgagor; and (d) is made, in case the estimated cost of such alteration or addition exceeds U.S. $1,000,000, under the supervision of a qualified architect or engineer or another professional.

         SECTION 1.13. Acquired Property Subject to Lien. Subject to the Permitted Encumbrances, all property at any time acquired by the Mortgagor and provided or required by this Mortgage to be or become subject to the lien and security interest hereof, whether such property is acquired by exchange, purchase, construction or otherwise, shall forthwith become subject to the lien and security interest of this Mortgage without further action on the part of the Mortgagor or the Mortgagee. The Mortgagor, at its expense, will execute and deliver to the Mortgagee (and will record and file as provided in Section 1.4) an instrument supplemental to this Mortgage reasonably satisfactory in substance and form to the Mortgagee, whenever such an instrument is necessary under applicable law to subject to the lien and security interest of this Mortgage all right, title and interest of the Mortgagor in and to all property provided or required by this Mortgage to be subject to the lien and security interest hereof.

         SECTION 1.14. Assignment of Rents, Proceeds, etc. The assignment, grant and conveyance of the Leases, Rents, Proceeds and other rents, income, proceeds and benefits of the Collateral contained in the Granting Clause of this Mortgage shall constitute an absolute, present and irrevocable assignment, grant and conveyance, provided, however, that permission is hereby given to the Mortgagor, so long as no Event of Default has occurred and be continuing hereunder, to collect, receive and apply such Rents, Proceeds and other rents, income, proceeds and benefits as they become due and payable, but not further in advance thereof than is customary, and in accordance with all of the other terms, conditions and provisions hereof, of the Loan Documents, and of the Leases, contracts, agreements and other instruments with respect to which such payments are made or such other benefits are conferred; provided, further, however, that, to the extent required by the Credit Agreement all such Leases, Rents, Proceeds and other rents, income, proceeds and benefits shall be deposited directly into the Lockbox Accounts. Upon the occurrence and continuance of an Event of Default, such permission shall terminate immediately and automatically, without notice to the Mortgagor or any other Person except as required by law, and shall not be reinstated upon a cure of such Event of Default without the express written consent of the Mortgagee. Such assignment shall be fully effective without any further action on the part of the Mortgagor or the Mortgagee and the Mortgagee shall be entitled, at its option without further order of or application to the Bankruptcy Court, upon the occurrence and continuance of an Event of Default hereunder, to collect, receive and apply all Rents, Proceeds and all other rents, income, proceeds and benefits from the Collateral, including all right, title and interest of the Mortgagor in any escrowed sums or deposits or any portion thereof or interest therein, whether or not the Mortgagee takes possession of the Collateral or any part thereof. The Mortgagor further grants to the Mortgagee the right, at the Mortgagee's option without further order of or application to the Bankruptcy Court, upon the occurrence and continuance of an Event of Default hereunder, to:

                  (a) enter upon and take possession of the Property for the purpose of collecting Rents, Proceeds and said rents, income, proceeds and other benefits;

                                    I-1-B-9

                  (b) dispossess by the customary summary proceedings any tenant, purchaser or other Person defaulting in the payment of any amount when and as due and payable, or in the performance of any other obligation, under any Lease, contract or other instrument to which said Rents, Proceeds or other rents, income, proceeds or benefits relate;

                  (c) let or convey the Collateral or any portion thereof or any interest therein; and

                  (d) apply Rents, Proceeds and such rents, income, proceeds and other benefits, after the payment of all necessary fees, charges and expenses, on account of the Secured Obligations in accordance with
         Section 3.11.

         SECTION 1.15. No Claims Against the Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or the furnishing of any materials or other property in respect of the Property or any part thereof, or be construed to permit the making of any claim against the Mortgagee in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or the furnishing of any such materials or other property is prior to the lien and security interest of this Mortgage. ALL CONTRACTORS, SUBCONTRACTORS, VENDORS AND OTHER PERSONS DEALING WITH THE PROPERTY, OR WITH ANY PERSONS INTERESTED THEREIN, ARE HEREBY REQUIRED TO TAKE NOTICE OF THE PROVISIONS OF THIS SECTION.

         SECTION 1.16. Indemnification. The Mortgagor will protect, indemnify, save harmless and defend the Mortgagee, the Current Assets Lenders, and each of their respective officers, directors, shareholders, employees, representatives and agents (collectively, the "Indemnified Parties" and individually, an "Indemnified Party"), from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party by reason of (a) ownership of an interest in this Mortgage, any other Loan Document or the Property, (b) any accident, injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (c) any use, non-use or condition of the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (d) any failure on the part of the Mortgagor to perform or comply with any of the terms of this Mortgage or any Loan Document, (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof made or suffered to be made by or on behalf of the Mortgagor, (f) any negligence or tortious act on the part of the Mortgagor or any of its agents, contractors, lessees, licensees or invitees, (g) any work in connection with any alterations, changes, new construction or demolition of or additions to the Property, or (h) (i) any Hazardous Material on, in, under or affecting all or any portion of the Property, the groundwater, or any surrounding areas, (ii) any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in Sections 1.21 and 1.22, (iii) any violation or claim of violation by the Mortgagor of any Environmental Laws, or (iv) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of


                                    I-1-B-10
any Hazardous Material, except to the extent that any of the matters described in subsections (a)-(h) arise out of the gross negligence or willful misconduct of any Indemnified Party. If any action or proceeding be commenced, to which action or proceeding any Indemnified Party is made a party by reason of the execution of this Mortgage or any other Loan Document, or in which it becomes necessary to defend or uphold the lien of this Mortgage, all sums paid by the Indemnified Parties, for the expense of any litigation to prosecute or defend the rights and lien created hereby or otherwise, shall be paid by the Mortgagor to such Indemnified Parties, as the case may be, as hereinafter provided. The Mortgagor will pay and save the Indemnified Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of the State or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of this Mortgage, any Loan Document or any Secured Obligation. All amounts payable to the Indemnified Parties under this Section 1.16 shall be deemed indebtedness secured by this Mortgage and any such amounts which are not paid within ten (10) days after written demand therefor by any Indemnified Party shall bear interest at the rate provided for in Section 3.2.2 of the Credit Agreement from the date of such demand. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any such occurrence, the Mortgagor, upon request of such Indemnified Party, will, at the Mortgagor's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by the Mortgagor and approved by such Indemnified Party. The obligations of the Mortgagor under this Section 1.16 shall survive any discharge or reconveyance of this Mortgage and payment in full of the Secured Obligations.

         SECTION 1.17. No Credit for Payment of Taxes. The Mortgagor shall not be entitled to any credit against the Secured Obligations by reason of the payment of any tax on the Property or any part thereof or by reason of the payment of any other Imposition, and shall not apply for or claim any deduction from the taxable value of the Property or any part thereof by reason of this Mortgage.

         SECTION 1.18. Intentionally Omitted

         SECTION 1.19. No Transfer of the Property. Except as is provided in the Credit Agreement, and except for the Permitted Encumbrances, the Mortgagor shall not, without the prior written consent of the Mortgagee, which consent may be granted or withheld in the sole and absolute discretion of the Mortgagee (i) sell, convey, assign or otherwise transfer the Property or any portion of the Mortgagor's interest therein or (ii) further encumber the Property or permit the Property to become encumbered by any lien, claim, security interest or other indebtedness of any kind or nature other than the Permitted Encumbrances.

         SECTION 1.20. Security Agreement. With respect to the items of personal property and fixtures referred to and described in the Granting Clause of this Mortgage and included as part of the Collateral, this Mortgage is hereby made and declared to be a security agreement encumbering each and every item of personal property and fixtures now or hereafter owned by Mortgagor and included herein as a part of the Collateral, in compliance with the provisions of the Uniform Commercial Code as enacted in the State. In this respect, Mortgagor, as "Debtor", expressly grants to Mortgagee, as "Secured Party", a security interest in and to all of the property now or hereafter owned by Mortgagor which constitutes the personal property and fixtures


                                    I-1-B-11
hereinabove referred to and described in this Mortgage, including all extensions, accessions, additions, improvements, betterments, renewals, replacements and substitutions thereof or thereto, and all proceeds from the sale or other disposition thereof. Mortgagor agrees that Mortgagee may file this Mortgage, or a reproduction thereof, in the real estate records or other appropriate index, as, and this Mortgage shall be deemed to be, a financing statement filed as a fixture filing in accordance with the laws of the State. Any reproduction of this Mortgage or of any other security agreement or financing statement executed by Mortgagor shall be sufficient as a financing statement. In addition, Mortgagor agrees to execute and deliver to Mortgagee, upon Mortgagee's request, any other security agreement and financing statements, as well as extensions, renewals, and amendments thereof, and reproductions of this Mortgage, in such form as Mortgagee may reasonably require to perfect a security interest with respect to said items. Mortgagor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may reasonably require. Except as is provided in the Credit Agreement, and except for the Permitted Encumbrances, without the prior written consent of Mortgagee, Mortgagor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the above-described personal property and fixtures, including any replacements and additions thereto. Upon the occurrence and continuance of an Event of Default under this Mortgage, the Mortgagee shall have and shall be entitled to exercise any and all of the rights and remedies (i) as prescribed in this Mortgage, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory provisions now or hereafter enacted and specified in said Uniform Commercial Code, all at Mortgagee's sole election. Mortgagor and Mortgagee agree that the filing of any financing statements in the records normally having to do with personal property shall not in any way affect the agreement of Mortgagor and Mortgagee that everything located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of, the Collateral, which is described or reflected as a fixture in this Mortgage, is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the Real Estate conveyed hereby. Mortgagor warrants that Mortgagor's name, identity and address are as set forth herein. The mailing address of the Mortgagee from which information may be obtained concerning the security interest created herein is also set forth herein. This information hereof is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code as enacted in the State for instruments to be filed as financing statements. In accordance with the laws of the State, this Mortgage shall remain effective as a fixture filing until this Mortgage is released or satisfied of record or its effectiveness otherwise terminates as to the Collateral.

         SECTION 1.21. Representations and Warranties. In order to induce the Mortgagee to enter into this Mortgage, the Credit Agreement and the other Loan Documents, the Mortgagor agrees that all of the representations and warranties set forth in the Credit Agreement are incorporated into this Mortgage by reference as if fully set forth herein.

         SECTION 1.22. Mortgagor's Covenants. In order to induce the Mortgagee to enter into this Mortgage, the Credit Agreement and the other Loan Documents, the Mortgagor agrees that all of the covenants of Mortgagor set forth in the Credit Agreement are incorporated into this Mortgage by reference as if fully set forth herein.

                                    I-1-B-12

         SECTION 1.23. Attornment. Mortgagee hereby acknowledges and agrees that the liens granted herein are subject to the rights of certain lessees under the Leases as disclosed in the Credit Agreement and will be subject to the rights of lessees under any Leases entered into by Mortgagor after the date hereof which are permitted as Permitted Real Estate Liens pursuant to the Credit Agreement, subject to the express rights contained in the applicable Lease. The rights of the tenants under the Leases to the leased premises shall not be adversely affected by the exercise by Mortgagee of any of its rights hereunder, nor shall any such tenant be in any way deprived of its rights under the applicable Lease except in accordance with the terms of such Lease. In the event that Mortgagee succeeds to the interest of Mortgagor under a Lease, such Lease shall not be terminated or affected thereby except as set forth therein, and any sale of the applicable leased premises by Mortgagee or pursuant to the judgment of any court in an action to enforce the remedies provided for in this Mortgage shall be made subject to such Lease and the rights of such tenant expressly set forth thereunder. If Mortgagee succeeds to the interests of Mortgagor in and to the applicable leased premises or under such Lease or enters into possession of such leased premises, the Mortgagee, and such tenants, shall be bound to each other under all of the express terms, covenants and conditions of such Lease, as if the Mortgagee was originally the Mortgagor as lessor thereunder.

                                   ARTICLE II

                  INSURANCE; DAMAGE DESTRUCTION OR TAKING. ETC.

         SECTION 2.1. Insurance.

         SECTION 2.1.1. Risks to be Insured. The Mortgagor will, at its expense, maintain or cause to be maintained with insurance carriers approved by the Mortgagee (a) insurance with respect to the Improvements against loss or damage by fire, lightning and such other risks as are included in standard "all-risk" policies, in amounts sufficient to prevent the Mortgagor and the Mortgagee from becoming a co-insurer of any partial loss under the applicable policies, but in any event in amounts not less than the then full insurable value (actual replacement value) of the Improvements, as determined by the Mortgagor in accordance with generally accepted insurance practice and approved by the Mortgagee or, at the request of the Mortgagee, as determined at the Mortgagor's expense by the insurer or insurers or by an expert approved by the Mortgagee,
(b) comprehensive public liability, including bodily injury and product liability and property damage, insurance, with personal injury endorsements, applicable to the Property in such amounts as are customarily carried by Persons operating similar properties in the same general locality, but in any event with a combined single limit of not less than Twenty Million Dollars ($20,000,000) per occurrence, (c) explosion insurance in respect of any steam and pressure boilers and similar apparatus located in the Property in such amounts as are usually carried by persons operating similar properties in the same general locality, but in any event in an amount not less than Twenty Million Dollars ($20,000,000), (d) business interruption insurance (including added expense coverage) against all insurable perils for a period of not fewer than twelve
(12) months (subject to a reasonable aggregate deductible not exceeding ten (10) days per any occurrence or if an aggregate deductible not exceeding ten (10) days per occurrence is not then available, the lowest aggregate deductible then available), (e) worker's compensation insurance to the full extent required by applicable law for all employees of the Mortgagor engaged in any work on or about the Property and employer's liability insurance with a limit of


                                    I-1-B-13
not less than Ten Million Dollars ($10,000,000) for each occurrence, (f) all-risk, builders' risk insurance with respect to the Property during any period during which there is any construction work being performed, against loss or damage by fire or other risks, including vandalism, malicious mischief and sprinkler leakage, as are included in so-called "extended coverage" clauses at the time available and (g) such other insurance with respect to the Property in such amounts and against such insurable hazards as the Mortgagee from time to time may reasonably require by written notice to the Mortgagor.

         SECTION 2.1.2. Policy Provisions. All insurance maintained by the Mortgagor pursuant to Section 2.1.1 shall (a) (except for worker's compensation insurance) list the Mortgagor and the Mortgagee, as additional insureds as their respective interests may appear, (b) (except for worker's compensation and public liability insurance) provide that the proceeds for any losses shall be adjusted by the Mortgagor subject to the approval of the Mortgagee in the event the proceeds shall exceed $1,000,000, and shall be payable to the Mortgagee, to be held and applied as provided in Section 2.3, (c) include effective waivers by the insurer of all rights of subrogation against any named insured, the indebtedness secured by this Mortgage and the Property and all claims for insurance premiums against the Mortgagee, (d) provide that any losses shall be payable notwithstanding (i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (ii) the occupation or use of the Property for purposes more hazardous than permitted by the terms thereof, (iii) any foreclosure or other action or proceeding taken by the Mortgagee pursuant to any provision of this Mortgage, or (iv) any change in title or ownership of the Property, (e) provide that no cancellation, reduction in amount or material change in coverage thereof or any portion thereof shall be effective until at least thirty (30) days after receipt by the Mortgagee of written notice thereof, (f) provide that any notice under such policies shall be simultaneously delivered to the Mortgagee, and (g) be satisfactory in all other reasonable respects to the Mortgagee. Any insurance maintained pursuant to this Section 2.1 may be evidenced by blanket insurance policies covering the Property and other properties or assets of the Mortgagor, provided that any such policy shall specify the portion, if less than all, of the total coverage of such policy that is allocated to the Property and shall in all other respects comply with the requirements of this Section 2.1.

         SECTION 2.1.3. Delivery of Policies, etc. The Mortgagor will deliver to the Mortgagee, promptly upon request, (a) certificates of all policies evidencing all insurance required to be maintained under Section 2.1.1 (or, in the case of blanket policies, certificates thereof by the insurers together with a counterpart of each blanket policy), and (b) evidence as to the payment of all premiums due thereon (with respect to public liability insurance policies, all installments for the current year due thereon to such date), provided that the Mortgagee shall not be deemed by reason of its custody of such certificates to have knowledge of the contents thereof or of the applicable policies. The Mortgagor will also deliver to the Mortgagee prior to the expiration of any policy a binder or certificate of the insurer evidencing the replacement thereof and when the new policy is issued a certificate of such new policy (or, in the case of a replacement blanket policy, a certificate thereof of the insurer together with a counterpart of the blanket policy). In the event the Mortgagor shall fail to effect or maintain any insurance required to be effected or maintained pursuant to the provisions of this Section 2.1, the Mortgagor will indemnify the


                                    I-1-B-14

Mortgagee against damage, loss or liability resulting from all risks for which such insurance should have been effected or maintained.

         SECTION 2.1.4. Separate Insurance. The Mortgagor will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 2.1.

         SECTION 2.2. Damage, Destruction or Taking; Mortgagor to Give Notice; Assignment of Awards. In case of:

                  (a) any material damage to or destruction of the Collateral or any material part thereof, or

                  (b) any taking, whether for permanent or temporary use, of all or any material part of the Collateral or any material interest therein or material right accruing thereto, as the result of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Collateral or any portion thereof (a "Taking"), or the commencement of any proceedings or negotiations which may result in a Taking, the Mortgagor will promptly give written notice thereof to the Mortgagee, generally describing the nature and extent of such damage or destruction and the Mortgagor's best estimate of the cost of restoring the Collateral, or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. The Mortgagee shall be entitled to all insurance proceeds payable on account of such damage or destruction and to all awards or payments allocable to the Collateral on account of such Taking up to the amount of the Secured Obligations, and the Mortgagor hereby irrevocably assigns, transfers and sets over to the Mortgagee all rights of the Mortgagor to any such proceeds, awards or payments and irrevocably authorizes and empowers the Mortgagee, at its option, in the name of the Mortgagor or otherwise, to file and prosecute what would otherwise be the Mortgagor's claim for any such proceeds, award or payment and to collect, receipt for and retain the same for disposition in accordance with Section 2.3. The Mortgagor will pay all reasonable costs and expenses incurred by the Mortgagee in connection with any such damage, destruction or Taking and seeking and obtaining any insurance proceeds, awards or payments in respect thereof.

         SECTION 2.3. Application of Proceeds and Awards. Subject to any applicable requirements of the Financing Order, the Credit Agreement and the Revolver Intercreditor Agreement, all amounts recovered under any insurance policy required to be maintained by the Mortgagor hereunder and all awards received by it on account of any Taking shall be deposited in a Lockbox Account maintained by the Mortgagor to be applied pursuant to the provisions of the Credit Agreement.

         Notwithstanding the foregoing provisions of this Section 2.3 to the contrary (but subject to the provisions of Section 2.4), and if each of the following conditions is satisfied, the Mortgagee, upon request of the Mortgagor, may apply up to $2,500,000 of insurance proceeds or condemnation awards received by it toward the restoration or replacement of the affected Collateral, to the extent necessary for the restoration or replacement thereof; provided that:


                                    I-1-B-15

                           (i) no Default or Event of Default then exists;

                           (ii) the Mortgagor shall have furnished to the
                  Mortgagee a certificate of an architect or engineer reasonably acceptable to the Mortgagee stating (x) that the Collateral is capable of being restored, prior to the maturity of the Credit Agreement, to substantially the same condition as existed prior to the casualty, (y) the aggregate estimated direct and indirect costs of such restoration and (z) as to any Taking, that the property taken in such Taking, or sold under threat thereof, is not necessary to the Mortgagor's customary use or occupancy of the Property or Mortgagor otherwise provides Mortgagee adequate assurance that the Collateral can be restored; and

                           (iii) in the event that the estimated cost of
                  restoration set forth in the certificate of such architect or engineer (and such revisions to such estimate as are from time to time made) exceeds maximum amount of insurance proceeds or condemnation awards that would be permitted to be applied to the restoration or replacement of the Collateral pursuant to the foregoing, the Mortgagor shall deposit the amount of such excess with the Mortgagee.

         In the event that, after the restoration or replacement of the Collateral, any insurance or condemnation awards shall remain, such amount shall be deposited in a Lockbox Account to be applied pursuant to the provisions of the Credit Agreement. If, prior to the receipt by the Mortgagee of such insurance proceeds or condemnation awards, the Collateral shall have been sold on foreclosure, the Mortgagee shall have the right to receive said insurance proceeds or condemnation awards to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment shall have been sought or recovered or denied, and the reasonable attorneys' fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment.

         SECTION 2.4. Total Taking and Total Destruction. Subject to any applicable requirements of the Financing Order, the Credit Agreement and the Revolver Intercreditor Agreement, in the event of a Total Destruction or a Total Taking, the Mortgagee shall apply all amounts recovered under any insurance policy referred to in Section 2.1.1 and all awards received by it on account of any such Taking shall be deposited in a Lockbox Account maintained by the Mortgagor to be applied pursuant to the provisions of the Credit Agreement.


                                    I-1-B-16

                                   ARTICLE III

                        EVENTS OF DEFAULT; REMEDIES, ETC.

         SECTION 3.1. Events of Default; Acceleration. If an "Event of Default" (pursuant to and as defined in the Credit Agreement) shall have occurred and be continuing, then and in any such event the Mortgagee may, subject to any applicable requirements of the Financing Order, the Credit Agreement and the Revolver Intercreditor Agreement, at any time thereafter (unless all Events of Default shall theretofore have been remedied and all costs and expenses, including, without limitation, attorneys' fees and expenses incurred by or on behalf of the Mortgagee, shall have been paid in full by the Mortgagor) declare, by written notice to the Mortgagor, the Current Assets Loans and all other Secured Obligations to be due and payable immediately or on a date specified in such notice, and on such date the same shall be and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which the Mortgagor hereby waives. The Mortgagor will pay on demand all costs and expenses, including, without limitation, attorneys' fees and expenses, incurred by or on behalf of the Mortgagee in enforcing this Mortgage, or any other Loan Document evidencing or securing the Current Assets Loans, or occasioned by any default hereunder or thereunder.

         SECTION 3.2. Legal Proceedings; Judicial Foreclosure. If an Event of Default shall have occurred and be continuing, the Mortgagee at any time may, at its election and without further order of or application to the Bankruptcy Court, but subject to any applicable requirements of the Financing Order, the Credit Agreement and the Revolver Intercreditor Agreement, proceed at law or in equity or otherwise to enforce the payment and performance of the Secured Obligations in accordance with the terms hereof and thereof and to foreclose the lien of this Mortgage as against all or any part of the Collateral and to have the same sold under the judgment or decree of a court of competent jurisdiction. The Mortgagee shall be entitled to recover in such proceedings all costs incident thereto, including attorneys' fees and expenses in such amounts as may be fixed by the court.

         SECTION 3.3. Power of Sale. If an Event of Default shall have occurred and be continuing, the Mortgagee may, without further order of or application to the Bankruptcy Court, grant, bargain, sell, assign, transfer, convey and deliver the whole or, from time to time, any part of the Collateral, or any interest in any part thereof, at any private sale or at public auction, with or without demand, advertisement or notice, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Mortgagee in its sole discretion may determine, or as may be required by law, and upon such sale the Mortgagee may execute and deliver to the purchaser(s) instruments of conveyance pursuant to the terms hereof and to applicable laws. Without limiting the authority granted in this Section 3.3, but subject to any applicable requirements of the Financing Order, the Credit Agreement and the Revolver Intercreditor Agreement, the Mortgagee shall, without further order of or application to the Bankruptcy Court and without demand on the Mortgagor, after the lapse of such time as may then be required by law, and notice of default and notice of sale having been given as then required by law, sell the Collateral on the date and at the time and place designated in the notice of sale, either as a whole or in separate parcels and in such order as the Mortgagee may determine, but subject to any statutory right of the Mortgagor to direct the order in which


                                    I-1-B-17
such property, if consisting of several known lots, parcels or interests, shall be sold, at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The Person conducting the sale may, for any cause deemed expedient, postpone the sale from time to time until it shall be completed and, in every such case, notice of postponement shall be given by public declaration thereof by such Person at the time and place last appointed for the sale; provided that, if the sale is postponed for longer than one (1) day beyond the day designated in the notice of sale, notice of sale and notice of the time, date and place of sale shall be given in the same manner as the original notice of sale. The Mortgagee shall execute and deliver to the purchaser at any such sale a mortgagee's deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such mortgagee's deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including the Mortgagee, may bid at the sale.

         SECTION 3.4. Uniform Commercial Code Remedies. If an Event of Default shall have occurred and be continuing, the Mortgagee may, without further order of or application to the Bankruptcy Court, but subject to any applicable requirements of the Financing Order, the Credit Agreement and the Revolver Intercreditor Agreement, exercise from time to time and at any time any rights and remedies available to it under applicable law upon default in the payment of indebtedness, including, without limitation, any right or remedy available to it as a secured party under the Uniform Commercial Code of the State. The Mortgagor shall, promptly upon request by the Mortgagee, assemble the Collateral, or any portion thereof generally described in such request, and make it available to the Mortgagee at such place or places designated by the Mortgagee and reasonably convenient to the Mortgagee or the Mortgagor. If the Mortgagee elects to proceed under the Uniform Commercial Code of the State to dispose of portions of the Collateral, the Mortgagee, at its option, may give the Mortgagor notice of the time and place of any public sale of any such property, or of the date after which any private sale or other disposition thereof is to be made, by sending notice by registered or certified first class mail, postage prepaid, to the Mortgagor at least ten (10) days before the time of the sale or other disposition. If any notice of any proposed sale, assignment or transfer by the Mortgagee of any portion of the Collateral or any interest therein is required by law, the Mortgagor conclusively agrees that ten (10) days notice to the Mortgagor of the date, time and place (and, in the case of a private sale, the terms) thereof is reasonable.

         SECTION 3.5. Mortgagee Authorized to Execute Deeds, etc. The Mortgagor irrevocably appoints the Mortgagee (which appointment is coupled with an interest) the true and lawful attorney of the Mortgagor, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement hereof, whether pursuant to power of sale, foreclosure or otherwise, to execute and deliver all such deeds, bills of sale, assignments, releases and other instruments as may be designated in any such request.

         SECTION 3.6. Purchase of Collateral by Mortgagee. The Mortgagee may be a purchaser of the Collateral or of any part thereof or of any interest therein at any sale thereof, whether pursuant to power of sale, foreclosure or otherwise, and the Mortgagee may apply upon the purchase price thereof the indebtedness secured hereby owing to the Mortgagee. Such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of


                                    I-1-B-18
the security interest and lien of this Mortgage and free of all rights of redemption in the Mortgagor.

         SECTION 3.7. Receipt a Sufficient Discharge to Purchaser. Upon any sale of the Collateral or any part thereof or any interest therein, whether pursuant to power of sale, foreclosure or otherwise, the receipt of the Mortgagee or the officer making the sale under judicial proceedings shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obliged to see to the application thereof.

         SECTION 3.8 Waiver of Appraisement, Valuation, etc. The Mortgagor hereby waives, to the fullest extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Collateral or any part thereof or any interest therein.

         SECTION 3.9. Sale a Bar Against Mortgagor. Any sale of the Collateral or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to power of sale, foreclosure or otherwise, shall forever be a bar against the Mortgagor.

         SECTION 3.10. Secured Obligations to Become Due on Sale. Except as otherwise provided in the Credit Agreement, upon any sale of the Collateral or any portion thereof or interest therein by virtue of the exercise of any remedy by the Mortgagee under or by virtue of this Mortgage, whether pursuant to power of sale, foreclosure or otherwise in accordance with this Mortgage or by virtue of any other remedy available at law or in equity or by statute or otherwise, at the option of the Mortgagee, any sums or monies due and payable pursuant to the Credit Agreement pertaining to the Current Assets Loans, the Loan Documents pertaining to the Current Assets Loans and in connection with the Current Assets Loans and/or the Secured Obligations shall, if not previously declared due and payable, immediately become due and payable, together with interest accrued thereon, and all other indebtedness which this Mortgage by its terms secures.

         SECTION 3.11. Application of Proceeds of Sale and Other Moneys. Subject to any applicable requirements of the Financing Order, the Credit Agreement and the Revolver Intercreditor Agreement, the proceeds of any sale of the Collateral or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to power of sale, foreclosure or otherwise, and all other moneys at any time held by the Mortgagee as part of the Collateral, shall be applied in such order of priority as the Mortgagee shall determine in its sole and absolute discretion including, without limitation, as follows:

                  (a) first, to the payment of the reasonable costs and expenses of such sale (including, without limitation, the cost of evidence of title and the costs and expenses, if any, of taking possession of, retaining custody over, repairing, managing, operating, maintaining and preserving the Collateral or any part thereof prior to such sale), all reasonable costs and expenses incurred by the Mortgagee or any other Person in obtaining or collecting any insurance proceeds, condemnation awards or other amounts received by the Mortgagee, all reasonable costs and expenses of any receiver of the Collateral or any part thereof, and any Impositions or other charges or expenses prior to


                                    I-1-B-19
         the security interest or lien of this Mortgage, which the Mortgagee may consider it necessary or desirable to pay;

                  (b) second, to the payment of any Secured Obligation (other than those set forth in Section 3.11 (c) below);

                  (c) third, to the payment of all amounts of principal of and interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) at the time due and payable under the Credit Agreement pertaining to the Current Assets Loans at the time outstanding (whether due by reason of maturity or by reason of any prepayment requirement or by declaration or acceleration or otherwise), including interest at the rate provided for in the Credit Agreement on any overdue principal and (to the extent permitted under applicable law) on any overdue interest; and, in case such moneys shall be insufficient to pay in full such principal and interest, then, first, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) at the time due and payable and, second, to the payment of all amounts of principal at the time due and payable under the Current Assets Loans; and

                  (d) fourth, the balance, if any, held by the Mortgagee after payment in full of all amounts referred to in subdivisions Sections 3.11(a), (b) and (c) above, shall, unless a court of competent jurisdiction may otherwise direct by final order not subject to appeal, be paid to or upon the direction of the Mortgagor.

         SECTION 3.12. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, the Mortgagee shall, as a matter of right, without notice, and without regard to the adequacy of any security for the indebtedness secured hereby or the solvency of the Mortgagor, be entitled to, without further order of or application to the Bankruptcy Court, but subject to any applicable requirements of the Financing Order, the Credit Agreement and the Revolver Intercreditor Agreement, the appointment of a receiver for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or otherwise, and the Mortgagor hereby consents to the appointment of such a receiver and will not oppose any such appointment.

         SECTION 3.13. Possession. Management and Income. If an Event of Default shall have occurred and be continuing, in addition to, and not in limitation of, the rights and remedies provided in Section 1.14, the Mortgagee, upon five (5) days written notice to the Mortgagor, may, without further order of or application to the Bankruptcy Court, but subject to any applicable requirements of the Financing Order, the Credit Agreement and the Revolver Intercreditor Agreement, enter upon and take possession of the Collateral or any part thereof by force, summary proceeding, ejectment or otherwise and may remove the Mortgagor and all other Persons and any and all property therefrom and may hold, operate, maintain, repair, preserve and manage the same and receive all earnings, income, Rents, issues and Proceeds accruing with respect thereto or any part thereof. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management, except that any amounts so received by the Mortgagee shall be applied to pay all costs and expenses of so entering upon, taking possession of, holding, operating, maintaining, repairing, preserving and managing the Collateral or any part thereof, and any Impositions or other charges prior to the




                                    I-1-B-20
lien and security interest of this Mortgage which the Mortgagee may consider it necessary or desirable to pay, and any balance of such amounts shall be applied as provided in Section 3.11.

         SECTION 3.14. Right of Mortgagee to Perform Mortgagor's Covenants, etc. If the Mortgagor shall fail to make any payment or perform any act required to be made or performed hereunder or under the Credit Agreement pertaining to the Current Assets Loans or any other Loan Document pertaining to the Current Assets Loans, the Mortgagee, without further order of or application to the Bankruptcy Court, without notice to or demand upon the Mortgagor and without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Mortgagor, and may enter upon the Collateral for such purpose and take all such action thereon as, in the Mortgagee's opinion, may be necessary or appropriate therefor. No such entry and no such action shall be deemed an eviction of any lessee of the Property or any part thereof. All sums so paid by the Mortgagee and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the rate provided for in Section 3.2.2 of the Credit Agreement from the date of payment or incurring, shall constitute additional indebtedness under the Credit Agreement secured by this Mortgage and shall be paid by the Mortgagor to the Mortgagee on demand.

         SECTION 3.15. Subrogation. To the extent that the Mortgagee, on or after the date hereof, pays any sum due under any provision of any Legal Requirement or any instrument creating any lien prior or superior to the lien of this Mortgage, or the Mortgagor or any other Person pays any such sum with the proceeds of the Current Assets Loans, the Mortgagee shall have and be entitled to a lien on the Collateral equal in priority to the lien discharged, and the Mortgagee shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit the Mortgagee in securing the Secured Obligations.

         SECTION 3.16. Remedies, etc., Cumulative. Each right, power and remedy of the Mortgagee provided for in this Mortgage, the Credit Agreement pertaining to the Current Assets Loans or any other Loan Document pertaining to the Current Assets Loans, or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, the Credit Agreement or any other Loan Document pertaining to the Current Assets Loans, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Mortgagee of any one or more of the rights, powers or remedies provided for in this Mortgage, the Credit Agreement, or any other Loan Document pertaining to the Current Assets Loans, or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Mortgagee of any or all such other rights, powers or remedies.

         SECTION 3.17. Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any


                                    I-1-B-21
application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of such term shall not be affected thereby.

         SECTION 3.18. No Waiver, etc. No failure by the Mortgagee to insist upon the strict performance of any term hereof or of the Credit Agreement, or of any other Loan Document, or to exercise any right, power or remedy consequent upon a breach hereof or thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect with respect to any other then existing or subsequent breach. By accepting payment or performance of any amount or other Secured Obligations secured hereby before or after its due date, the Mortgagee shall not be deemed to have waived its right either to require prompt payment or performance when due of all other amounts and Secured Obligations payable hereunder or to declare a default for failure to effect such prompt payment.

         SECTION 3.19. Compromise of Actions, etc. Any action, suit or proceeding brought by the Mortgagee pursuant to any of the terms of this Mortgage, the Credit Agreement pertaining to the Current Assets Loans, any other Loan Document pertaining to the Current Assets Loans, or otherwise, and any claim made by the Mortgagee hereunder or thereunder, may be compromised, withdrawn or otherwise dealt with by the Mortgagee without any notice to or approval of the Mortgagor.

                                   ARTICLE IV

                                   DEFINITIONS

         SECTION 4.1. Terms Defined in this Mortgage. When used herein the following terms have the following meanings:

         "Borrowers" shall have the meaning set forth in the third recital.

         "Collateral" shall have the meaning set forth in the granting clause.

         "Contracts" shall have the meaning set forth in clause h of the granting clause.

         "Credit Agreement" shall have the meaning set forth in the third recital.

         "Credit Extensions" shall have the meaning set forth in the third recital.

         "Default" means any Event of Default or any condition or event which, after notice or lapse of time, or both, would constitute an Event of Default.

         "Goods" shall have the meaning set forth in clause c of the granting clause.

         "Herein", "hereof', "hereto", and "hereunder" and similar terms refer to this Mortgage and not to any particular Section, paragraph or provision of this Mortgage.

         "Impositions" shall have the meaning set forth in Section 1.5.


                                    I-1-B-22

         "Improvements" shall have the meaning set forth in clause b of the granting clause.

         "Indemnified Parties" shall have the meaning set forth in Section 1.16.

         "Insurance Requirements" shall have the meaning set forth in paragraph
(a)of Section 1.6.

         "Intangibles" shall have the meaning set forth in clause d of the granting clause.

         "Land" shall have the meaning set forth in the second recital.

         "Leases" shall have the meaning set forth in clause (e) of the granting clause.

         "Legal Requirements" shall have the meaning set forth in paragraph (b) of Section 1.6.

         "Mortgage" shall have the meaning set forth in the preamble.

         "Mortgagee" shall have the meaning set forth in the preamble.

         "Mortgagor" shall have the meaning set forth in the preamble.

         "Permits" shall have the meaning set forth in clause (g) of the granting clause.

         "Permitted Encumbrances" shall have the meaning set forth in
Section 1.2.

         "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency or officer.

         "Plans" shall have the meaning set forth in clause (f) of the granting clause.

         "Post-Petition Interest" shall have the meaning set forth in
Section 2.3.

         "Proceeds" shall have the meaning set forth in clause (k) of the granting clause.

         "Property" shall have the meaning set forth in clause (b) of the granting clause.

         "Real Estate" shall have the meaning set forth in clause (a) of the granting clause.

         "Rents" shall have the meaning set forth in clause (i) of the granting clause.

         "Secured Obligations" means the Current Assets Obligations and all Obligations with respect to the Current Assets Loans now or hereafter existing under the Credit Agreement or any Loan Document pertaining to the Current Assets Loans, and all obligations (monetary or otherwise) arising under or in connection with the Current Assets Notes or the Current Assets Loans, whether for principal, interest, costs, fees, expenses or otherwise and all other Current Assets Obligations.


                                    I-1-B-23

         "State" means the State of Florida.

         "Total Destruction" means any damage to or destruction of the Improvements or any part thereof which, in the reasonable estimation of the Mortgagee shall require the expenditure of an amount in excess of Ten Million Dollars ($10,000,000) to restore the Improvements to substantially the same condition of the Improvements immediately prior to such damage or destruction.

         "Total Taking" means a Taking, whether permanent or for temporary use, which, in the reasonable judgment of the Mortgagee, shall substantially interfere with and adversely affect the normal operation of the Property by the Mortgagor to such an extent as would reasonably be anticipated to cause a Material Adverse Effect.

         SECTION 4.2. Use of Defined Terms. Terms for which meanings are provided in this Mortgage shall, unless otherwise defined or the context otherwise requires, have such meanings when used in any certificate and any opinion, notice or other communication delivered from time to time in connection with this Mortgage or pursuant hereto.

         SECTION 4.3. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Mortgage, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1. Further Assurances; Financing Statements.

         SECTION 5.1.1. Further Assurances. The Mortgagor, at its expense, will execute, acknowledge and deliver all such instruments and take all such other action as the Mortgagee from time to time may reasonably request:

                  (a) to better subject to the lien and security interest of this Mortgage all or any portion of the Collateral,

                  (b) to perfect, publish notice or protect the validity of the lien and security interest of this Mortgage,

                  (c) to preserve and defend the title to the Collateral and the rights of the Mortgagee therein against the claims of all Persons as long as this Mortgage shall remain undischarged,

                  (d) to better subject to the lien and security interest of this Mortgage or to maintain or preserve the lien and security interest of this Mortgage with respect to any replacement or substitution for any Collateral or any other after-acquired property except as provided in the Credit Agreement, or


                                    I-1-B-24

                  (e) in order to further effectuate the purposes of this Mortgage and to carry out the terms hereof and to better assure and confirm to the Mortgagee its rights, powers and remedies hereunder.

         SECTION 5.1.2. Financing Statements. Notwithstanding any other provision of this Mortgage, the Mortgagor hereby agrees that, without notice to or the consent of the Mortgagor, the Mortgagee may file with the appropriate public officials such financing statements, continuation statements, amendments and similar documents as are or may become necessary to perfect, preserve or protect the security interest granted by this Mortgage.

         SECTION 5.2. Additional Security. Without notice to or consent of the Mortgagor, and without impairment of the security interest and lien and rights created by this Mortgage, the Mortgagee and the Lenders may, without further order of or application to the Bankruptcy Court, accept from the Mortgagor or any other Person additional security for the Secured Obligations. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, or, first, to the security created by this Mortgage, or concurrently to both, in any case without affecting the Mortgagee's lien and rights under this Mortgage.

         SECTION 5.3. Defeasance; Partial Release, etc.

         SECTION 5.3.1. Defeasance. If the Current Assets Loans and all other amounts owing pursuant to the Credit Agreement pertaining to the Current Assets Loans and the other Loan Documents pertaining to the Current Assets Loans shall be repaid in full in accordance with the terms thereof, and if the Mortgagor shall pay, in full, the principal of and premium, if any, and interest on the Secured Obligations in accordance with the terms thereof and hereof and all other sums payable hereunder by the Mortgagor and shall comply with all the terms, conditions and requirements hereof and of the Secured Obligations, or otherwise as may be provided in the Credit Agreement, then on such date, the Mortgagee shall, upon the request of the Mortgagor and at the Mortgagor's sole cost and expense, execute and deliver such instruments, in form and substance reasonably satisfactory to the Mortgagee, as may be necessary to effectively reconvey, release and discharge this Mortgage.

         SECTION 5.3.2. Partial Release, etc. The Mortgagee may, at any time and from time to time, without liability therefor, and without prior notice to the Mortgagor, release or reconvey any part of the Collateral, consent to the making of any map or plat of the Property, join in granting any easement thereon or join in any extension agreement or agreement subordinating the lien of this Mortgage.

         SECTION 5.4. Notices, etc. All notices and other communications provided to any of the parties hereto shall be in writing and addressed, delivered or transmitted to such party as set forth in the Credit Agreement.

         SECTION 5.5. Waivers, Amendments, etc. The provisions of this Mortgage may be amended, discharged or terminated and the observance or performance of any provision of this


                                    I-1-B-25

Mortgage may be waived, either generally or in a particular instance and either retroactively or prospectively, only by an instrument in writing executed by the Mortgagor and the Mortgagee.

         SECTION 5.6. Cross-References. References in this Mortgage and in each instrument executed pursuant hereto to any Section or Article are, unless otherwise specified, to such Section or Article of this Mortgage or such instrument, as the case may be, and references in any Section, Article or definition to any clause are, unless otherwise specified, to such clause of such Section, Article or definition.

         SECTION 5.7. Headings. The various headings of this Mortgage and of each instrument executed pursuant hereto are inserted for convenience only and shall not affect the meaning or interpretation of this Mortgage or such instrument or any provisions hereof or thereof.

         SECTION 5.8. Currency. Unless otherwise expressly stated, all references to any currency or money, or any dollar amount, or amounts denominated in "Dollars" herein will be deemed to refer to the lawful currency of the United States.

         SECTION 5.9. Governing Law. THIS MORTGAGE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE.

         SECTION 5.10. Successors and Assigns, etc. This Mortgage shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 5.11. Waiver of Jury Trial; Submission to Jurisdiction.

                  (a) EACH OF THE MORTGAGOR AND THE MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, THE CREDIT AGREEMENT, ANY LOAN DOCUMENT PERTAINING TO THE CURRENT ASSETS LOANS OR ANY OTHER RELATED INSTRUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE MORTGAGOR OR THE MORTGAGEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE AND THE CURRENT ASSETS LENDERS TO ENTER INTO THE TRANSACTIONS PROVIDED FOR IN THE CREDIT AGREEMENT AND TO MAKE THE CURRENT ASSETS LOANS.

                  (b) FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INVOLVING THIS MORTGAGE, THE CREDIT AGREEMENT AS PERTAINS TO THE CURRENT ASSETS LOANS OR ANY OTHER LOAN DOCUMENT AS PERTAINS TO THE CURRENT ASSETS LOANS, THE MORTGAGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE


                                    I-1-B-26

         STATE IN ACCORDANCE WITH APPLICABLE LAW, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED. THE MORTGAGOR AND MORTGAGEE EACH EXPRESSLY WAIVES, TO THE EXTENT IT MAY LAWFULLY DO SO, ANY OBJECTION, CLAIM OR DEFENSE WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS MORTGAGE, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT PERTAINING TO THE CURRENT LOANS IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE PERSON OF THE MORTGAGOR. NOTHING CONTAINED HEREIN WILL BE DEEMED TO PRECLUDE THE MORTGAGEE FROM BRINGING AN ACTION AGAINST THE MORTGAGOR IN ANY OTHER JURISDICTION.

         SECTION 5.12. Severability; Conflicts. Any provision of this Mortgage, the Credit Agreement or any other Loan Document pertaining to the Current Assets Loans which is prohibited or unenforceable in any jurisdiction shall as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Mortgage, the Credit Agreement or such Loan Document pertaining to the Current Assets Loans or affecting the validity or enforceability of such provision in any other jurisdiction. In the event of any conflict between the terms of this Mortgage and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

         SECTION 5.13. Loan Document. This Mortgage is a Loan Document executed pursuant to the Credit Agreement and, unless otherwise expressly indicated herein, shall be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 5.14. Usury Savings Clause. It is the intention of the Mortgagor and the Mortgagee to conform strictly to the usury laws governing the Loan Documents pertaining to the Current Assets Loans, and any interest payable under the Loan Documents pertaining to the Current Assets Loans shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under such laws, as construed by the courts having jurisdiction over such matters. In the event the maturity of the Secured Obligations is accelerated by reason of any provision of the Loan Documents pertaining to the Current Assets Loans, or by reason of an election by the Mortgagee resulting from an Event of Default, then earned interest may never include more than the maximum amount permitted by law, computed from the dates of each advance of loan proceeds under the Credit Agreement until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically or, if theretofore paid, at the option of the Mortgagee, shall be rebated to the Mortgagor, or shall be credited on the principal amount of the Secured Obligations or, if all principal has been repaid, then the excess shall be rebated to the Mortgagor. If any interest is canceled, credited against principal or rebated to the Mortgagor in accordance with the foregoing sentence and, if thereafter the interest payable hereunder is less than the maximum amount permitted by applicable law, the rate


                                    I-1-B-27
hereunder shall automatically be increased to the maximum extent possible to permit repayment to the Mortgagee and the Lenders as soon as possible of any interest in excess of the maximum amount permitted by law which was earlier canceled, credited against principal or rebated to the Mortgagor pursuant to the provisions of the foregoing sentence.

         SECTION 5.15. Future Advances. This Mortgage is a "Future Advance Mortgage" under the laws of the State. Any and all future advances under this Mortgage and the Loan Documents pertaining to the Current Assets Loans shall have the same priority as if the future advance was made on the date that this Mortgage was recorded. This Mortgage shall secure the Secured Obligations, whenever incurred, such Secured Obligations to be due at the times provided in the Loan Documents pertaining to the Current Assets Loans. Notice is hereby given that the Secured Obligations may increase as a result of any defaults hereunder by Mortgagor due to, for example, and without limitation, unpaid interest or late charges, unpaid taxes or insurance premiums which the Mortgagee elects to advance, defaults under leases that the Mortgagee elects to cure, attorney fees or costs incurred in enforcing the Loan Documents pertaining to the Current Assets Loans or other expenses incurred by the Mortgagee in protecting the Collateral, the security of this Mortgage or the Mortgagee's rights and interests.

         SECTION 5.16. Mortgage Subject to Revolver Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed by the parties hereto that this Mortgage shall be subject to the terms of the Revolver Intercreditor Agreement.


              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


                                    I-1-B-28

         IN WITNESS WHEREOF, the undersigned, by its duly elected officers and pursuant to proper authority of its board of directors has duly executed, sealed, acknowledged and delivered this Current Assets Secured Parties Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing as of the day and year first above written.


                                  STERLING FIBERS, INC., a Delaware corporation

                                  By:
                                     ------------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title: President


                                   DRAFTED BY:

                                 Baker Botts LLP
                           2001 Ross Avenue, Suite 600
                               Dallas, Texas 75201
                       Attention: R. Christian Brose, Esq.

[CORPORATION NOTARY PAGE]


STATE OF              )
        ------------- )
COUNTY OF             )
         ------------


         BEFORE ME, the undersigned, a notary public in and for the State of ____________, on this day personally appeared ___________________________ as
_______________________ of STERLING FIBERS, INC., a Delaware corporation, and, being known to me to be the person whose name is subscribed to the foregoing instrument, acknowledged to me that he executed the same for the purpose and consideration therein expressed and on behalf of said corporation.

         Given under my hand and seal of office this ___ day of July, 2001.


                                        ---------------------------------------
                                        Notary Public, State of
                                                                ---------------
                                        Date commission expires:
                                                                ---------------